                                                                Exhibit 10.19


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


          OEM HARDWARE (WITH SOFTWARE) LICENSE AND PURCHASE AGREEMENT
          -----------------------------------------------------------

     THIS OEM HARDWARE (WITH SOFTWARE) LICENSE AND PURCHASE AGREEMENT, including the Exhibits ("Agreement"), effective as of May 29, 2001 ("Effective Date"), is hereby made by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco") and SonicWALL, Inc., a California corporation, having principal offices at 1160 Bordeaux Drive, Sunnyvale, California 94089-1209 ("Seller").


                                    RECITALS
                                    --------

     A.  Seller designs, manufactures and sells certain Products as set forth on

Exhibit A.
---------

     B. Seller desires to sell the Products and Cisco desires to purchase the Products for resale on a stand-alone basis and as incorporated into Cisco's products.


                                    AGREEMENT
                                    ---------

     In consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:

1.  SALES AND PURCHASES OF PRODUCTS
    -------------------------------

1.1  Products.  Subject to the terms and conditions of this Agreement, Seller
     --------
shall sell to Cisco the Products which Cisco may order from Seller. Products shall be manufactured by Seller according to the Product Specifications set forth in Exhibit B and the Cisco Quality Plan set forth in Exhibit C, as
         ---------                                         ---------
modified from time to time by written agreement of Cisco and Seller. Products include hardware products and software. The software includes software imbedded in hardware or provided separately on disks or other media or provided electronically, user documentation, packaging and any enhancements, modifications, updates, bug fixes or releases to the Product that are made commercially generally available. ("Software").

1.2  Product Enhancements and New Products.  At the earliest date possible,
     -------------------------------------
Seller shall notify Cisco of any new product or enhancements to or advanced versions of existing Products, that are made commercially generally available. Upon written agreement between Cisco and Seller as to pricing and other terms required by Cisco, such products shall be considered Products under this Agreement and shall be purchased and sold under the terms and conditions of this Agreement. Cisco may convert any or all of its future orders of Products to any enhancements to or advancements of existing Products. If Seller implements any improved technology (e.g., without limitation, improved manufacturing processes), Seller shall promptly so advise Cisco and, at Cisco's request, discuss with Cisco the possibility and advantages of using such improved

SonicWALL OEM Agreement


technology to redesign any Products. At Cisco's request, Seller shall negotiate any such redesign in good faith.

1.3  Upgrades.  Seller shall keep Cisco informed of all Software upgrades,
     --------
enhancements, improvements and bug fixes. Seller shall make such items available to Cisco no later than the date Seller generally releases such items to any of its other customers and at no additional charge unless otherwise expressly provided in this Agreement.

1.4  Project Managers.  Each party has appointed a single project manager
     ----------------
("Project Manager"). The names, addresses and telephone and fax numbers of the Project Managers are attached to this Agreement as Exhibit D. The Project
                                                   ---------
Managers shall act as liaisons between the parties with respect to their respective performances of this Agreement and shall provide the parties from time to time with the names and telephone numbers of additional specific contact persons (e.g., to communicate specific information regarding support, enhancements, etc.) when such direct contact is preferable. In the event that either party appoints a new Project Manager, such party shall promptly notify the other.

1.5  Non-Recurring Engineering.  Seller shall modify the Products in accordance
     -------------------------
with the terms and conditions as set forth in Exhibit A.
                                              ---------

1.6  Agency Certification.  Seller shall certify the Products in accordance with
     --------------------
its own procedures as set forth in Exhibit B. Cisco agrees to pay a mutually
                                   ---------
agreed upon (NRE) charge for any additional certifications and/or requirements that it may require.

1.7  Global Supply Management Reviews.  Reviews will be held on a quarterly
     --------------------------------
basis, after the close of Cisco's fiscal quarter, to assess the performance of the Seller against the mutually established objectives and criteria. Reviews will include the resetting of standards for subsequent periods, as well as the establishing and measuring Seller's performance record at Cisco. Upon Cisco's request, Seller shall provide Cisco with updated financial information. The location and/or meeting method will be mutually agreed upon by the parties. If on-site meetings are determined to be appropriate, the intent will be to alternate periodically between Seller's and Cisco's sites.

2.  OWNERSHIP; GRANT OF RIGHTS
    --------------------------

2.1  OEM Right.  Seller hereby grants Cisco a nonexclusive, worldwide, royalty
     ---------
free right and license to promote, market, resell and distribute the Products as stand-alone products or as incorporated into or in connection with Cisco's products subject to the terms and conditions of this Agreement.

2.2  Cisco Property.
     --------------

(a) During the term of this Agreement Cisco may provide equipment, designs, materials, software and other property of Cisco (collectively "Cisco Property") to Seller for its use in fulfilling its obligations hereunder. All Cisco Property furnished to Seller by Cisco or paid for by Cisco in connection with this Agreement shall (i) be clearly marked or tagged as the property of Cisco;
(ii) be and remain personal property; (iii) be subject to inspection by Cisco at any time; (iv) be used by Seller and its subcontractors to perform its obligations under this Agreement and

SonicWALL OEM Agreement


for interoperability purposes; (v) be kept free of liens and encumbrances;
(vi) be kept separate from other materials, tools, or property of Seller or held by Seller; and, (vii) not be modified in any manner by Seller.

(b) Cisco shall retain all rights, title and interest in the Cisco Property, and Seller shall treat and maintain the Cisco Property with the same degree of care as Seller uses with respect to its own valuable equipment, but in no event with less than a reasonable degree of care for equipment of a similar kind and importance. Seller shall bear all risk of loss or damage to Cisco Property until it is returned to Cisco. Upon Cisco's request, Seller shall deliver all Cisco Property to Cisco in good condition, normal wear and tear excepted, without cost to Cisco (exclusive of freight costs); the parties shall determine the manner and procedure for returning the Cisco Property, and Cisco shall pay the corresponding freight costs. Seller waives any legal or equitable right it may have to withhold Cisco Property, and Seller shall execute all documents, or instruments evidencing Cisco's ownership of the Cisco Property as Cisco may from time to time request.

2.3  Seller Property
     ---------------

     Except as expressly and unambiguously granted herein, all rights to the Products and any modifications thereto and all related documentation and materials and any modifications thereto are retained by Seller, including without limitation, all copyrights, patent rights, trade secret rights, and all other intellectual or industrial property rights therein.

3.  PRICES; PAYMENT
    ---------------

3.1  Non-Recurring Engineering (NRE).  Cisco shall pay the NRE payments as
     -------------------------------
specified in Exhibit A subject to the terms and conditions therein.

3.2  Prices.  Product prices, and discounts thereon, shall be as set forth in
     ------
Exhibit A. Such prices shall be fixed for a period of 12 months commencing with the Effective Date of this Agreement, except that if Seller's price offered to its customers generally for the Products are reduced, such reduction shall be immediately effective and shall apply to all subsequent regular lead time orders issued by Cisco. Thereafter, Seller shall use commercially reasonable efforts to reduce the prices of Products by [***] annually commencing on each anniversary of the Effective Date, and such prices will be effective with respect to orders received thereafter. If Seller performs design enhancements to the current Products resulting in increased performance, such improved Products shall not be subject to the preceding sentence until the first anniversary of the date such improved Products are first shipped to Cisco for commercial release, provided that Seller shall continue to make the unimproved Products available for purchase by Cisco at the prices set forth on Exhibit A in accordance with the terms of this Section 3.2 for the duration of the fixed price period. Increased volume requirements of Cisco shall be cause for price decreases, subject to negotiation between Cisco and Seller. All prices and risk are F.C.A. Origin. Cisco shall be responsible for all transportation and insurance costs.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SonicWALL OEM Agreement


3.3  On-going Cost Reductions.  Seller shall use commercially reasonable efforts
     ------------------------
to achieve ongoing reductions in the costs of the bill of materials for the Products. Seller and Cisco agree to reasonably share the benefits of such cost reductions. Seller shall work on achieving cost savings on both materials and processes, and such savings shall be reflected in a reduction of the purchase price of the Products. In addition, Seller may institute any cost reduction proposals reasonably suggested by Cisco, and to reduce the purchase price of the Products to Cisco by an amount equal to the per-unit savings realized therefrom.

3.4  Taxes.  Prices stated in Exhibit A are in U.S. dollars and include any
     -----                    ---------
withholding taxes and the like. Seller agrees that amounts paid pursuant to this Agreement are subject to sales and use tax, unless Cisco provides Seller with satisfactory documentation (including but not limited to resale exemption or other certificates) supporting such status. All other items of tax based in whole or in part on the income of a party shall be the sole responsibility of such party.

3.5  Drawback.  Cisco reserves all rights to duty drawback, if any, which may be
     --------
available as a result of the sale of Products to Cisco. Seller shall provide to Cisco Certificates of Delivery and/or Certificates of Manufacture as requested within ten (10) days of Cisco's request.

3.6  Payment Terms.  Seller shall invoice Cisco with each shipment. All payments
     -------------
are due within thirty (30) days after receipt of shipment on Cisco's designated dock in the United States. Seller's invoice shall read 2% 10, Net 30 from date of receipt on such Cisco dock. Cisco shall be entitled to a two percent (2%) discount if payment is made within ten days of receipt on Cisco's dock. Invoices shall be remitted to Cisco Systems, Inc. PO BOX 641570, SAN JOSE, CA 95164-1570,
ATTN: ACCOUNTS PAYABLE; or via Electronic Data Interchange (EDI). No invoice shall be submitted to Cisco until shipment to Cisco of the Products covered by such invoice.

4.  PURCHASE ORDERS
    ---------------

4.1  Purchase Orders.  Cisco's purchase orders for Products shall be submitted
     ---------------
to Seller in writing or via EDI. Each purchase order shall include:

(a)  Identification of Products ordered by Cisco part number and descriptions;

(b)  Quantity to be purchased;

(c)  Price of Products ordered;

(d)  Requested delivery dates; and

(e)  Shipping and labeling instructions.

4.2  Forecasts.  On or before the first business day of each calendar quarter,
     ---------
Cisco shall issue a nonbinding forecast (broken down by month) of its requirements for Products for such quarter. Each such nonbinding forecast also will include a rolling forecast for the next three quarters containing the same information.

4.3  Placement by Cisco.  All purchase orders and invoices under this Agreement
     ------------------
shall be subject only to the terms and conditions hereof. Standard lead-time shall be 45 days. The lead time for

SonicWALL OEM Agreement


orders from Buffer Inventory (defined in Exhibit G) shall be 5 days. In the event the terms of any such purchase order, confirmation or similar document conflict with or are additional to the terms of this Agreement, the terms of this Agreement alone shall apply and shall govern regardless of execution of such document by one or both parties, except that the parties may agree to negotiate non-preprinted terms which shall be effective only if executed by both parties. Any other Seller terms and conditions shall not apply to this Agreement or the purchase orders.

4.4  Acceptance by Seller.  Subject to the establishment of mutually agreeable
     --------------------
delivery dates (any requested delivery date that complies with the lead time set forth above shall be conclusively deemed agreeable), Seller shall accept and acknowledge in writing all purchase orders submitted by Cisco within two (2) working days after receipt thereof. Each acknowledgment shall include a firm shipping date for the Products ordered in the purchase order. "Working day" shall mean a regular week day on which Cisco is open for business. Delivery shall be in accordance with accepted purchase orders. Seller shall give prompt written notice to Cisco of any anticipated delay.

4.5  Reschedules, Work Stoppage and Cancellations.  Cisco may, at any time prior
     --------------------------------------------
to the delivery date, reschedule any purchase order in whole or in part or modify the delivery schedule set forth in any purchase order but only in accordance with the terms of Exhibit E, provided that Cisco gives written notice
                             ---------
thereof.

4.6  Order Increases.  Upon written request from Cisco, and according to best
     ---------------
commercial practices, Seller shall: (i) deliver on the requested date the number of items ordered by Cisco in excess of that set forth in Cisco's estimated usage; and (ii) deliver items available in Seller's uncommitted stock in less than the expected lead-time if so requested by Cisco. However the failure to perform the foregoing shall not be considered a default under this Agreement.

4.7  Rush Orders.  Cisco may, at its option, submit purchase orders requesting
     -----------
immediate delivery within three (3) working days ("Rush Orders"). Seller shall use commercially reasonable efforts to fill Rush Orders. The parties shall negotiate in good faith the prices for Rush Orders, taking into consideration Seller's available inventory and additional shipping and personnel expense.

4.8  On Time Performance.  Seller's on time performance for delivery of for
     -------------------
forecasted Product quantities that are ordered in accordance with the 45 day lead time request set forth herein shall be measured as two (2) days early, zero
(0) days late.

4.9  Shipping.  All items shall be shipped in the manner specified as set forth
     --------
in the Cisco Quality Plan attached hereto as Exhibit C or as specified in the separate purchase orders issued hereunder. In the event a shipment shall not meet the delivery date, routing may be changed to premium transportation at Cisco's request. In that event, Seller shall bear the expense of any difference in freight costs for the premium transportation.

4.10  Delivery.  Cisco reserves the right to refuse delivery of any quantity of
      --------
Products in excess of that specified in its purchase order and/or any delivery made more than five (5) days in advance of the delivery date. Cisco, at its option may return, freight collect, all such units received in advance or in excess of the quantity specified on its purchase order line item, or may, at its option, retain such units with payment therefore deferred until it would otherwise be due.

SonicWALL OEM Agreement


4.11  Allocation.  Seller shall in any event maintain the ability to supply
      ----------
all Product that Cisco orders from Seller. Seller agrees that, in the event of an allocation due to a Force Majeure event, as specified in Section 16.1, Cisco's order(s), subject to normal lead-time requirements, shall be filled according to an allocation plan no less favorable than that provided to any other Seller customer. Seller shall provide Cisco with as much notice as possible if it anticipates or has reason to believe that Seller's output of the Product shall not be sufficient to meet Cisco's forecast for any period.

4.12  Discontinuance.  Seller shall make available Products for a minimum period
      --------------
of three (3) years following the date of release of the Products (the "Supply Period") and in accordance with the Support Guidelines attached hereto as Exhibit F and the terms of this Agreement. In the event that Seller intends to
---------
discontinue the manufacture and sale of any Product, Seller shall provide at least six (6) months prior written notice to Cisco. During such six-month period (the "Discontinuance Period"), Cisco may place purchase orders for such Product pursuant to this Agreement, provided however, the last delivery date for such Product shall not be more than six (6) months after the end of such Discontinuance Period. In no event shall Seller accept orders for such Product from any other new customers after it stops accepting orders for such Product from Cisco. During the Discontinuance Period, Cisco may place orders for Products which have been forecasted by Cisco and which are not to be considered "end of life" purchases unless specified by Cisco, provided such units are deliverable within six (6) months of the Discontinuance Period.

4.13  Inventory and Stock Requirements.  Seller shall comply with the inventory
      --------------------------------
and stock requirements as set forth in Exhibit G.
                                       ---------

5.  PRODUCT ACCEPTANCE AND QUALITY
    ------------------------------

5.1  Inspection and Acceptance by Cisco.  Notwithstanding any prior inspection
     ----------------------------------
or payment by Cisco, all Products shall be subject to final inspection at Cisco's specified destination within forty-five (45) days after delivery by Seller. In addition, Cisco shall be entitled to inspect by Product lot in accordance with the procedures specified in the Cisco Quality Plan. Notwithstanding the foregoing to the contrary, if and when Seller qualifies to bypass Cisco's incoming inspection requirement pursuant to the Cisco Quality Plan, Cisco shall have the right to reject any Product which Cisco determines to be non-operable upon its removal from its original packaging and initial check-out ("DOA"), whether discovered by Cisco, its subcontractor or its customer; in any case, Cisco's sole remedy for Product rejection is set forth in
Section 5.2 below.

5.2  Rejection.  If any Product is defective in material or workmanship, or
     ---------
otherwise not in conformity with the applicable Specifications, Cisco shall have the right, at its sole option and remedy, to, at the time it notifies Seller of rejection of the affected Product, request correction or replacement of such Product. Any Product that has been rejected or required to be corrected must be replaced or corrected by, and at the expense of, the Seller within five (5) working days of request by Cisco. If, after being requested by Cisco, Seller fails to replace or correct any defective item within the required time period, then Cisco shall have the right, at its sole option and in addition to any other rights or remedies it may have, to replace or correct such Product and charge to Seller the cost occasioned thereby provided that such repair or replacement cost shall not exceed 20% of the purchase price. At Cisco's request, Seller shall provide to Cisco a

SonicWALL OEM Agreement


failure analysis report specifying the reason for failure of any rejected Product. Seller shall follow the procedures in the Cisco Quality Plan and analyze and respond to Product failures. Seller shall track Products returned for replacement by lot number and date code (this obligation shall continue beyond the Warranty Period). If the repaired or replacement Product does not conform to the Specifications, then Cisco shall have the right to request a correction or replacement of such Product, or demand a credit or refund for the amount paid Seller for such non-conforming Product.

5.3  Packing.  Unless otherwise specified in the Cisco Quality Plan, Seller
     -------
shall package and pack all goods in a manner which is (i) in accordance with good commercial practice then carried out by Seller, (ii) acceptable to common carriers for shipment at the lowest rate for the particular goods, and (iii) in accordance with I.C.C. regulations. Seller shall mark all containers with necessary lifting, handling and shipping information and with purchase order numbers, date of shipment, and the names of the consignee and consignor, if applicable. An itemized packing list shall accompany each shipment which shall include (i) prominently the purchase order number and (ii) the description, part number, revision level, and quantity of the Products so shipped.

5.4  Return Procedure.  In the event Cisco rejects Product as set forth in this
     ----------------
Section 5 above, Cisco may, at its option, return the Product to Seller F.C.A. Seller's location in accordance with Seller's RMA procedure at Seller's expense, or retain such Product pending Seller's instructions.

6.  PRODUCT SPECIFICATIONS; CHANGES
    -------------------------------

6.1  Specifications; Cisco Quality Plan.  Seller shall supply Product(s) in
     ----------------------------------
conformance with mutually agreed Product Specifications and the Cisco Quality Plan. Seller shall not make any material changes in the form, fit, function, design or appearance of any Product purchased hereunder, or to any Specifications of any Product irrespective of impact on form, fit, or function, without Cisco's prior written approval.

6.2  Pre-Shipment Testing.  Prior to delivery, Seller shall test all Products in
     --------------------
accordance with the Test Procedure as set forth in Exhibit H, and shall not
                                                   ---------
knowingly ship Products which fail to meet the Specifications. Seller agrees not to make any changes or modifications to any test process or procedure without prior written approval from Cisco. At its option Cisco may, from time to time and with reasonable prior notice, send its quality control personnel to Seller's factory to observe the testing. In addition, Cisco may, from time to time, request modifications to Seller's test procedure, where repetitive failure to meet Specifications has been noted on shipped equipment in accordance with the Cisco Quality Plan. Seller shall not unreasonably withhold modifications of this procedure.

6.3  Engineering Change Approval.  Seller shall not make any changes to any
     ---------------------------
production process, or the controlled process parameters or sources, types or grade classifications of materials used, with respect to any Product without first obtaining from Cisco an engineering change approval. Within one (1) working day after learning of any bug or other problem in a Product which may result or has already resulted in an impact to the installed customer base of such Product, the discovering party shall notify the other of such problem. Seller shall submit a request to make a change containing engineering data in support of the request. Within ten (10) working days of receiving such request, Cisco shall respond to Seller's request and shall either (i) approve the

SonicWALL OEM Agreement


change, (ii) disapprove the change, or (iii) extend the deadline for the approval or disapproval period for an additional twenty (20) working days.

6.4  Cisco's Engineering Change Request.  When an engineering change is
     ----------------------------------
requested by Cisco, Cisco shall provide Seller all applicable documentation, specifications and the requested effective date of such engineering change. Seller shall respond initially within three (3) working days, advising Cisco as to (i) implementation and the effective date of such change, (ii) associated costs and effect to on-hand materials, on-order materials and work in process, and (iii) the impact of the change upon existing Product pricing and shipment schedules for the entire period for which purchase orders are outstanding, and whether Seller agrees to such request. Seller shall also identify any materials issue or process issue that modifies the shipment schedule that was in effect immediately prior to the engineering change. Where a requested change may create scrap costs, Seller agrees to stop work in process and/or orders for materials within twenty-four (24) hours of notification of such change by Cisco. Materials on-hand or on-order and work in process which has become obsolete as a result of the engineering change shall be treated in the same manner as termination of a Product as set forth herein. In such event, Cisco shall issue requisite documentation and purchase order release changes before Seller shall begin the change implementation.

7.  END USER DOCUMENTATION AND TRADEMARKS
    -------------------------------------

7.1  End User Documentation.  Seller shall deliver end user documentation
     ----------------------
complying with the terms and conditions set forth in Exhibit I.
                                                     ---------

7.2  Trademarks.  During the term of this Agreement, Seller hereby grants to
     ----------
Cisco a nonexclusive, nontransferable license to advertise the Product under the Seller trademarks, trade names, logos and/or slogans listed on Exhibit J (the
                                                               ---------
"Trademarks") as updated by Seller and agreed to in writing by Cisco from time to time. Cisco shall use the Trademarks in accordance with Seller's trademark usage guidelines specified in Exhibit J, and all goodwill accrued through the
                              -----------------------------------------------
use of Seller Trademarks shall inure to Seller. If any of Seller's Trademarks
----------------------------------------------
are to used in conjunction with Cisco's or another party's trademarks, on or in relation to the Product, then Seller's Trademarks shall be presented legibly and prominently, but nevertheless separated from the other, so that each appears to be a trademark in its own right, distinct from the other mark.

8.  SUPPORT
    -------

     Seller shall provide the support services described in Exhibit F on the
                                                            ---------
terms and conditions set forth therein.

9.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

9.1  Warranty of Title.  Seller warrants and represents to Cisco that, to its
     -----------------
knowledge (i) Cisco shall acquire good and clear title to the Products, free and clear of all liens and encumbrances, (ii) all materials and services provided hereunder including, without limitation, the Products, are either owned or properly licensed by Seller or are in the public domain and the use thereof by Cisco, its representatives, distributors, dealers end users, and other direct and indirect customers does not and shall not infringe any proprietary rights of any third party, and (iii) Seller has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to

SonicWALL OEM Agreement


grant the rights and licenses granted to Cisco in this Agreement. As of the date of this Agreement, Seller represents that it has not received any notice or claim from a third party alleging that the Product or any portion thereof, infringes any proprietary rights of such third party.

9.2  Year 2000 Compliance.  To Cisco and its customers, Seller warrants that the
     --------------------
occurrence in or use by the Product of dates before, on or after January 1, 2000 ("Millennial Dates") will not by itself adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing). The Product includes calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.

9.3  Product Warranty.  To Cisco, Seller warrants the Products shall be new and
     ----------------
unused, shall perform in accordance with the applicable Specifications and related documentation provided by Seller (and shall achieve any function described therein when used according to Seller documentation), and shall be free from defects in materials and workmanship for a period of one (1) year from the date of shipment by Seller (the "Warranty Period"). During the Warranty Period, Seller shall, at its own expense and risk, repair or replace (at its option), and return or deliver to the location designated by Cisco within fourteen (14) working days from receipt, any defective Product or part, provided that the Product or part is returned to Seller. Unless Seller reasonably demonstrates a returned item is free from the identified defect, Seller shall pay the costs of all shipping and insurance of the item (including, upon repair or replacement, return of the same or replacement item to the original location). All replacement Products that are replacements for DOA Product returned to Seller pursuant to Section 5.1 shall be new. All replaced or repaired Products shall be warranted for the longer of six (6) months or the remaining Warranty Period for the Products being replaced or repaired. All replaced parts become the property of Cisco. This limited warranty does not extend to any Products which have been misused, abused, serviced by anyone other than an authorized representative of Seller, Cisco or a party authorized jointly by Seller and Cisco, or to any Products damaged due to accident or act of God or by any other event reasonably beyond the control of Seller. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.4  Epidemic Product Failure.  For the purposes of this Agreement epidemic
     ------------------------
failure shall be deemed to have occurred if more than three percent (3%), or 100 units whichever is greater, of the then current total installed base of any Product should fail in substantially the same manner within any time period of ninety (90) days or if more than five percent (5%), or 150 units whichever is greater, of the then current total installed base of any Product should fail in substantially the same manner within any time period of thirty (30) days, in each case excluding any failures that are attributable to wear and tear if the affected Products are no longer under warranty. In the case of epidemic failure, Seller and Cisco shall cooperate to implement the following procedure:

(a)  Cisco shall promptly notify Seller upon discovery of the failure.

SonicWALL OEM Agreement


(b) Within two (2) working days Seller shall give an initial response indicating its preliminary plan for diagnosing the problem.

(c) Seller and Cisco shall jointly exert all commercially reasonable efforts to diagnose the problem and plan a work-around or more permanent solution.

(d) Seller shall apply its engineering change order procedure in appropriate circumstances for hardware problems originating in the manufacturing process.

(e) Seller shall prepare and consult with Cisco regarding an appropriate recovery plan as well as an appropriate work-around, as an interim solution, if one is needed.

(f) Seller and Cisco shall mutually agree on a recovery plan, provided that Cisco shall be entitled to require Seller to recall or perform field replacement of all defective Products as well as all Products which may be susceptible to the same failure mode as required.

(g) Seller shall be responsible for all reasonable costs incurred in rectifying any epidemic failure caused by a failure of or defect in the Product, including without limitation, for any solution, work-arounds, recovery plan or engineering changes.

10.  MANUFACTURING RIGHTS
     --------------------

10.1  Cisco's Right to Manufacture.  For the term of this Agreement, subject to
      ----------------------------
Cisco's compliance with all of the terms and conditions hereof, Seller hereby grants Cisco a worldwide, nonexclusive, nontransferable right and license to manufacture or have manufactured the Products ("Manufacturing Rights"), which Cisco may exercise in accordance with this Agreement at any time upon the occurrence of the following events or circumstances:

(a) If Seller fails consistently and continuously to supply Cisco with Products meeting the applicable Specifications in the quantities required in accordance with Cisco purchase orders as required hereunder. For purposes of this Section, Seller shall be deemed to have failed consistently in performing its obligations to supply Products if (i) in any three (3) month period Seller fails to ship at least seventy percent (70%) of the required quantities of the Product on or before the ship dates scheduled in accordance with this Agreement or (ii) there is an epidemic failure of the Products as set forth in Section 9.4 hereunder, and Seller has failed to rectify each such problem within six (6) months of receipt of notification.

(b) If Seller transfers by sale, merger or other working combination of ownership of or control in a single transaction over more than fifty percent (50%) of the voting securities or control of Seller to a party identified on Exhibit N hereto.

(c) If Seller discontinues manufacturing the Product and does not make a substitute available to Cisco that the parties mutually agree is equivalent to, or greater in function than, the Product.

(d) If Seller is experiencing financial distress and either (i) there has been an Insolvency Event (as defined in Section 14.3), or, (ii) Seller's independent auditors have issued a going concern qualification in their opinion for the Company's most recently completed fiscal year.

SonicWALL OEM Agreement


If Cisco exercises its Manufacturing Rights pursuant to this Section 10.1, the provisions of Sections 10.2 shall apply.

10.2  (a)  Royalty.  Cisco shall pay the Product royalty set forth in Exhibit K.
           -------                                                    ---------

(b)  Audit Rights.  In the event Cisco exercises its Manufacturing Rights as
     ------------
provided hereunder, Cisco agrees to keep and maintain, for a period of two (2) years after the end of the year to which they pertain, complete and accurate records of the Products manufactured and distributed by Cisco in order to calculate and confirm Cisco's royalty obligations hereunder. Upon reasonable prior notice, Seller shall have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm reasonably acceptable to Cisco, at Seller's expense, to examine such books, records and accounts during Cisco's normal business hours to verify the royalties due by Cisco to Seller hereunder, subject to such independent accounting firm's execution of Cisco's standard confidentiality agreement; provided that execution of such agreement shall not preclude such firm from reporting its results to Seller. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party shall promptly remit the amounts due to the other party.

10.3  Manufacturing Information Escrow.  The parties agree that upon request by
      --------------------------------
Cisco, Seller shall promptly place into an escrow account: (i) the source code and applicable documentation for the Products (in either electronic media form or hard copy); (ii) certain applicable manufacturing information ("Manufacturing Information"); and (iii) any other information required as set forth in
Exhibit L. Cisco shall select the escrow agent (subject to Seller's reasonable
---------
approval), and be responsible for the establishment, administration and cost of the escrow account. The parties and the escrow agent shall enter into a Manufacturing Escrow Agreement in the form and substance as set forth in
Exhibit L. Immediately upon termination of this Agreement, all Manufacturing
---------
Information shall be released back to Seller. The Manufacturing Information shall be released for use by Cisco, subject to the terms and conditions hereof, only after notice to Seller and only under circumstances in which Cisco would otherwise be entitled to exercise the Manufacturing Rights as set forth in the Escrow Agreement. On the first business day of each calendar quarter Seller shall deposit into escrow any and all updates, enhancements and modifications to the Manufacturing Information. All Manufacturing Information shall be treated as Confidential Information of Seller.

10.4  Continuing Technical Support and Assistance.  In the event Cisco exercises
      -------------------------------------------
its Manufacturing Rights hereunder, at a mutually agreed upon cost, Seller shall provide Cisco such technical support and assistance as Cisco may reasonably request in connection with the manufacture of the Products.

11.  INDEMNITY
     ---------

11.1 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Cisco and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damages, liabilities, settlements, costs and expenses (including legal expenses and the expenses of other professionals) as incurred, resulting from or arising out of any third party claim which alleges that any Product provided to Cisco hereunder or the use, manufacture, import, service, support, sale, or distribution thereof infringes upon,

SonicWALL OEM Agreement


misappropriates or violates any patents, copyrights, trademarks, or trade secret rights or other proprietary rights, of persons, firms or entities who are not parties to this Agreement. As a condition to such defense and indemnification, Cisco will provide Seller with written notice of the claim within ten (10) days of first learning of the claim and permit Seller to control the defense, settlement, adjustment or compromise of any such claim. Cisco may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because Seller has not assumed control, Seller will bear the expense of such counsel. Cisco shall have no authority to settle any claim on behalf of Seller.

11.2  Seller's Efforts.  If the manufacture, import, service, support,
      ----------------
distribution, use or sale of the Product is enjoined ,becomes the subject of a claim of infringement, or in Seller's reasonable estimation is likely to become the subject of such a claim, Seller shall obtain such licenses, or make such replacements or modifications, as are necessary to the continue the manufacture, distribution, use or sale of the Product without infringement and in compliance with the Specifications. If Seller is unable to achieve either of the foregoing within ninety (90) days after receipt of notice thereof, Seller shall be entitled to terminate this Agreement without further penalty and shall promptly refund to Cisco the invoiced purchase price, plus all shipping, storage, and associated costs, of any Products returned freight collect to Seller which Cisco is legally prohibited from distributing, selling or using.

11.3  Exceptions to Seller Indemnity.  Seller shall have no obligation under
      ------------------------------
paragraphs 11.1 and 11.2 to the extent any claim of infringement or misappropriation results from (i) use of a Product in combination with any other products, if the infringement would not have occurred but for such combination;
(ii) any alteration or modification of a Product not provided by Seller, if the infringement would not have occurred but for such alteration or modification;
(iii) use of the Product in a way not intended by Seller or not provided for or described in the applicable technical documentation, if the infringement would not have occurred but for such use of the Product; (iv) use of a Product after Seller has requested that such use be discontinued because of an infringement claim; (v) use of a Product that has been modified or altered pursuant to a request from Cisco, if the infringement would not have occurred but for such alteration or modification, or (vii) exercise of Manufacturing Rights by Cisco. Cisco shall indemnify and hold harmless Seller for any claims for which Seller is not responsible pursuant to the preceding sentence of this Section.

12.  CONFIDENTIALITY
     ---------------

12.1  Agreement as Confidential Information.  The parties shall treat the terms
      -------------------------------------
and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement, provided that either party may disclose such information without the other party's consent when required to do so by law.

12.2  Confidential Information.  The parties shall comply with the provisions of
      ------------------------
the Non-Disclosure Agreement attached hereto as Exhibit M (the "NDA"). To the
                                                ---------
extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.

SonicWALL OEM Agreement


13.  LIMITATION OF LIABILITY
     -----------------------

     EXCEPT AS PROVIDED UNDER SECTION 11 (INDEMNITY) OR SECTION 12 (CONFIDENTIALITY) UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT. THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO TANGIBLE PROPERTY. IN NO EVENT SHALL SELLER'S AGGREGATE LIABILITY TO CISCO IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT RECEIVED BY SELLER HEREUNDER WITH RESPECT TO THE PRODUCT THAT IS THE SUBJECT OF A CLAIM HEREUNDER.


14.  TERM AND TERMINATION
     --------------------

14.1  Term.  Unless terminated earlier as provided herein, this Agreement shall
      ----
have a term of three (3) years commencing from the Effective Date, unless terminated sooner by written notice given by a party pursuant to this Section. This Agreement shall be automatically renewed for additional successive one (1) year periods, unless written notice of non-renewal is received by the other party no later than sixty (60) days prior to the expiration of the then current term. Upon any expiration or termination, the rights and obligations of the parties shall continue except that Seller shall not be required to accept further orders or undertake further product development.

14.2  Termination for Convenience.  Subject to its compliance with Exhibit E,
      ---------------------------
Cisco may terminate this Agreement upon 30 days prior written notice to Seller. Both Cisco and Seller agree to cooperate in good faith to minimize the negative impact to both parties.

14.3  Termination for Cause.  This Agreement may be terminated by a party for
      ---------------------
cause immediately upon the occurrence of and in accordance with the following:

(a)  Insolvency Event.  Either may terminate this Agreement upon sixty (60) days
     ----------------
written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved without a successor (each an "Insolvency Event").

(b)  Default.  Either party may terminate this Agreement effective upon written
     -------
notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty
(30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

SonicWALL OEM Agreement


14.4  Survival of Rights and Obligations Upon Termination.  The following
      ---------------------------------------------------
provisions shall survive the termination or expiration of this Agreement:
Sections 2.2, 2.3, 3.4, 3.6, 9.3, 11, 12, 13, 14.4, 14.5, 16.4 through 16.8,
16.10 through 16.16, and any rights of Seller to payment accrued through termination or expiration. In addition, provided that Cisco has paid Seller all amounts due Seller under the Agreement, Cisco's right to distribute Products in inventory or subject to any pending purchase order shall survive termination or expiration of this Agreement. Furthermore, in the event of any termination or expiration of this Agreement, Seller shall continue to provide maintenance support to Cisco at Seller's prevailing rates for a minimum of five (5) years after termination or expiration for so long as Cisco pays for such support in accordance with Seller's then current policies.

14.5  Return of Materials Upon Termination.  On or before ten (10) days after
      ------------------------------------
the termination of this Agreement, Seller shall deliver to Cisco all Cisco Confidential Information and Cisco Property in Seller's possession, and within such time period Cisco shall return to Seller any Seller property in Cisco's possession. Cisco shall be entitled to retain any Seller Confidential Information necessary to continue to support the Products, and shall return all other Seller Confidential Information within ten (10) days.

15.  DESIGNATED THIRD PARTIES
     ------------------------

15.1  Designation.  Cisco may assign, subject to Sellers' prior approval in each
      -----------
case, all or a portion of its rights to purchase the Products to Designated Third Parties. "Designated Third Party" for a Product shall mean each company (including without limitation Cisco's manufacturing subcontractors ("Cisco Subcontractors") and Cisco's trading partners ("Trading Partners")) which Cisco notifies Seller in writing is authorized to purchase that Product from Seller pursuant to the terms and conditions of this Agreement. Cisco shall be entitled to withdraw each such authorization by written notice to Seller, and upon such notice the applicable company shall no longer be a "Designated Third Party" for that Product and shall have no right to purchase any additional Product under this Agreement. If so requested, Seller agrees to negotiate, in good faith (but without further obligation),with any Trading Partner modifications to the terms and conditions of this Agreement as applied to Product purchases by that Trading Partner.

15.2  Application of Agreement to Designated Third Parties.  As provided above,
      ----------------------------------------------------
a Designated Third Party may issue to Seller purchase orders of its own against a purchase order issued by Cisco to such Designated Third Party. Cisco shall be liable to pay only for any Products ordered by Cisco and Cisco shall not be liable to pay for the Products ordered by Designated Third Parties. All references in this Agreement to purchases of, purchase orders for, or shipments of Products by or to Cisco shall mean by or to Cisco or the Designated Third Parties. For purposes of volume pricing or other terms or conditions dependent on volume, all purchases of Products by Cisco and Cisco Subcontractors shall be aggregated for the benefit of Cisco and each Cisco Subcontractor.

16.  MISCELLANEOUS
     -------------

16.1  Force Majeure.  Neither party shall be liable to the other for delays or
      -------------
failures in performance resulting from causes beyond the reasonable control of that party, including, but not

SonicWALL OEM Agreement


limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. In the event Seller fails to deliver Product for 90 days due to such causes, either party may either:

(a)  Terminate this Agreement or any part hereof as to Product(s) not shipped;
or

(b) Suspend this Agreement in whole or in part for the duration of the delaying cause (up to an additional 180 days). Seller shall resume performance under this Agreement immediately after the delaying cause ceases and, at Cisco's option, extend the then current term period for a period equivalent to the length of time the excused delay endured.

(c) Exercise its Manufacturing Rights pursuant to this Agreement but only for the period of the failure to deliver Product as a result of this Section 16.1.

16.2  Compliance with Laws.  Seller warrants that in performance of work under
      --------------------
this Agreement it has complied with or shall comply with all applicable federal, state, local laws and ordinances now or hereafter enacted including, but not limited to OSHA, the Fair Labor Standards Act of 1938 (29 USC 201-219), the 8-Hour Law (40 USC 327-332), the Foreign Corrupt Practices Act (15 USC 78), the Equal Opportunity and Affirmative Action Regulations, and laws restraining the use of convict labor. Seller warrants that in performance of work under this Agreement it has complied with all laws, regulations, statutes and ordinances of all governmental entities including local, state, federal or international, now or hereafter enacted, which regulate any material because it is radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Montreal Protocol, the Toxic Substances Control Act and similar laws, rules, statutes, treaties or orders and international understandings. In addition, Seller shall secure and maintain adequate workmen's compensation insurance in accordance with the laws of the state or states from which Seller shall furnish the Product and/or services for Cisco. Upon Cisco's request, Seller shall issue certificates certifying compliance with any of the aforementioned laws or regulations as may be applicable to the Product and/or services being furnished hereunder.

16.3  Import and Export.  Seller shall provide all information under its control
      -----------------
which is necessary or useful for Cisco to obtain any export or import licenses required for Cisco to ship or receive Product, including, but not limited to, certificates of origin, (NAFTA, etc.), manufacturer's affidavits, Buy America qualification, and U.S. Federal Communications Commissions identifier, if applicable. This information is to be provided within ten (10) business days of Cisco's request. The parties agree to comply with all applicable export laws and regulations of the United States.

16.4  Relationship of Parties.  The parties are independent contractors under
      -----------------------
this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party. All performance obligations of Seller hereunder shall be deemed to require a commercially reasonable level of effort.

SonicWALL OEM Agreement


16.5  No Third Party Beneficiaries.  Unless otherwise expressly provided, no
      ----------------------------
provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco and Seller any rights, remedies or other benefits under or by reason of this Agreement.

16.6  Equitable Relief.  Each party acknowledges that a breach by the other
      ----------------
party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

16.7  Attorneys Fees.  In addition to any other relief awarded, the prevailing
      --------------
party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

16.8  Notices.  Any notice required or permitted to be given by either party
      -------
under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of the other party. Notices will be deemed effective (i) three (3) working days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or
(iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

      Cisco Systems, Inc.                     SonicWALL, Inc.
      170 West Tasman Drive                   1160 Bordeaux Drive
      San Jose, CA  95134                     Sunnyvale, CA 94089-1209
      Attn: VP Legal and Government           Attn Vice President, Business
      Affairs                                 Development
      Fax:  (408) 526-7019                    Fax:  (408) 962-1201

16.9  Assignment.  Seller may not assign its rights or delegate its obligations
      ----------
hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Cisco, except that a party may assign to an entity that succeeds to all or substantially of its business or assets without such prior consent. Any other attempted assignment or delegation without Cisco's written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns. For purposes of this Section, a change in control in a single transaction of more than more than fifty percent (50%) of the voting securities or control of a party hereto shall constitute an assignment. Except as set forth in Section 15.1 above, Cisco may not assign or transfer this Agreement or its rights or obligations hereunder without the prior written consent of Seller.

16.10  Waiver and Modification.  Failure by either party to enforce any
       -----------------------
provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

SonicWALL OEM Agreement


16.11  Severability.  If for any reason a court of competent jurisdiction finds
       ------------
any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

16.12  Controlling Law and Jurisdiction.  This Agreement and any action related
       --------------------------------
thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. Unless waived by Cisco, the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the state courts of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

16.13  Headings.  Headings used in this Agreement are for ease of reference only
       --------
and shall not be used to interpret any aspect of this Agreement.

16.14  Entire Agreement.  This Agreement, including all exhibits which are
       ----------------
incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

16.15  Counterparts.  This Agreement may be executed in two counterparts, each
       ------------
of which shall be an original and together which shall constitute one and the same instrument.

16.16  Basis of Bargain.  EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY
       ----------------
DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

SonicWALL OEM Agreement


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

CISCO SYSTEMS, INC.                         SonicWall, Inc.
                                            --------------
                                            "Seller"

By:      /s/ Steve Danendinger              By:      /s/ Michael Sheridan
   ---------------------------------           ---------------------------------

Name:        Steve Danendinger              Name:    Michael J. Sheridan
     -------------------------------             -------------------------------

Title:   VP, Commodity Management           Title:   Chief Operating Officer
      ------------------------------              ------------------------------

Date:    May 28, 2001                       Date:    April 9, 2001
     -------------------------------             -------------------------------

SonicWALL OEM Agreement

                                TABLE OF EXHIBITS

EXHIBIT A - PRODUCTS; PRICES
EXHIBIT B - PRODUCT SPECIFICATIONS
EXHIBIT C - CISCO QUALITY PLAN
EXHIBIT D - PROJECT MANAGERS
EXHIBIT E - RESCHEDULES AND CANCELLATIONS
EXHIBIT F - SUPPORT GUIDELINES
EXHIBIT G - INVENTORY AND STOCK REQUIREMENTS
EXHIBIT H - PRODUCT TESTING PROCEDURES
EXHIBIT I - END USER DOCUMENTATION
EXHIBIT J - TRADEMARKS AND TRADEMARK USAGE GUIDLINES
EXHIBIT K - MANUFACTURING RIGHTS ROYALTY
EXHIBIT L - MANUFACTURING INFORMATION AND ESCROW
EXHIBIT M - NON-DISCLOSURE AGREEMENT
EXHIBIT N - QUALIFYING COMPETITORS

SonicWALL OEM Agreement


                                    EXHIBIT A

                                PRODUCTS; PRICES

1.  Non-Recurring Engineering.
    -------------------------

(a)  Development.  Seller shall modify the Products in accordance with
     -----------
specifications (the "Specifications") set forth below and deliver two (2) prototypes thereof (the "Prototypes") to Cisco in accordance with the following schedule:

[***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)  Prototype Acceptance.  Upon delivery of the Prototypes to Cisco, Cisco will
     --------------------
test whether the Prototypes conform to the Specifications and the acceptance criteria as set forth below. Cisco will accept or reject the Prototype within seven (7) days after delivery and will give Seller written notice of acceptance or rejection thereof. In the event that a Prototype does not conform to the Specifications (such nonconformance will be referred to as "Deficiencies"), Cisco shall reject the Prototype and provide written notice to Seller describing the Deficiencies in sufficient detail to allow Seller to correct the Deficiencies. Within five (5) days of receiving such report, Seller will correct the Deficiencies so that the Prototype conforms to the Specifications. The procedure in this subsection (b) will be repeated with respect to a revised Prototype to determine whether it is acceptable to Cisco, unless and until Cisco issues a final rejection of the revised Prototype after rejecting the Prototype on at least two (2) prior occasions At its option, Cisco may terminate this Agreement as to the development of a particular Product, provided that Seller shall be entitled to retain any NRE fees that have been paid or are due at the time of termination.

(c)  Acceptance Criteria.  Cisco shall accept the Prototypes if they meet the
     -------------------
following acceptance criteria:

(d)  NRE Payments. [***]
     ------------

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.  Products and Prices.
    -------------------

(a) When reference is made in the Agreement or any exhibit to Seller's published U.S. List Price of a Product specially modified for Cisco, such reference shall mean Seller's published U.S. List Price for the Seller standard product upon which the Product has been based. Seller will sell Products branded with Cisco's trademark only to Cisco.

(b) Cisco shall be entitled to discounts from the prices set forth herein, in accordance with the following schedule. Each category of volume discounts refers to the aggregate volume of Products purchased, after taking into account any applicable discounts.

SonicWALL OEM Agreement


(c) Upon execution hereof and prior to the beginning of each contract year (the first contract year is the twelve month period commencing on the date hereof) Cisco will furnish Seller with a good faith estimate of its aggregated unit volume of orders for the applicable calendar quarter. Cisco will receive discounts in a given quarter based upon the aggregate quantity of Product purchased by Cisco in the previous calendar quarter. For the period of the first calendar quarter after the Effective Date of the Agreement Cisco will receive a sixty (60) percent discount on all Products purchased during that quarter.

(d)  Proposed Discount.
     -----------------

     [***]


3.   Support Fees. [***]
     ------------

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SonicWALL OEM Agreement

                                    EXHIBIT B

                             PRODUCT SPECIFICATIONS

Regulation Requirements:
SonicWALL product adheres to the following requirements.

Safety Marks to be applied to product relating to product safety.
     UL (1) for USA and Canada, TUV/GS (1), CE

Safety Standards to be applied.
     EN60950 1992 with A11 1997, ZB and ZC deviations
     IEC 60950 3rd editions all national deviations for CB report
     Bi-national 60950 1998 (UL 1950, CAN/CSA-22.2 No. 950-m95)


EMC
EMC Marks to applied:
For commercial and other non-domestic
     FCC class A, CE, VCCI class A, ICES-003 class A


EMC Standards applied
EMC Emissions
-------------
CFR 47, part 15, subpart B (FCC-USA)
ICES-003 (IC-Canada)
VCCI (VCCI-Japan)
EN61000-3-2 (1)
EN61000-3-3 (1)
CISPR 22 (International standard for many countries)
EN55022 (CE, European Union)

EMC Immunity
------------
EN55024 (CE, European Union)
CISPR 24 (International standard for many countries)
     EN 61000-4-2, 4 kV Contact, 8 kV Air discharge
     EN 61000-4-3, 3 V/m, 80 to 1000 MHz, 80% AM
     EN 61000-4-4, 1 kV Mains, 0.5 kV data and control
     EN 61000-4-5, 1 kV L to L, 2 kV L to G (1)
     EN 61000-4-6, 3 V, 0.15 to 80 MHz, 80% AM
     EN 61000-4-8, 1 A/m, 50 Hz
     EN 61000-4-110.5 p >95%, 25 p 30 %, 250 p >95% (1)

(1) Not applicable to PCI cards

SonicWALL OEM Agreement


SSL PCI Module
Standards
IEEE 802.310Base-T Ethernet
IEEE 802.3u 100Base-TX Fast Ethernet

Data Transfer Rates
Ethernet 10Mbps (half duplex)
20Mbps (full duplex)
Fast Ethernet 100Mbps (half duplex)
200Mbps (full duplex)

Number of Ports
2 10/100 TX Ports

Configuration Software OS Support
Windows NT 4.0;
Red Hat Linux 5.0, 6.0, 6.1, 6.2

Dimensions
Length: 6.8" Height: 4.2" Bus Type: PCI 2.1

Weight
..5 lbs. (shipping weight 2 lbs.)

Port Description
Network Ports: One 10/100Base TX

Environmental Operating Range
Temperature: 5(degree)to 40(degree)C (41(degree)104(degree)F)
Humidity: 10 to 85% non-condensing
Altitude: Up to 3,048 meters (10,000 ft)

Power Requirements
Operating Voltage: 5 VDC
Consumption: 15W

Network Cabling
Cable Type: UTP Category 5 (100m)
Connector Type: RJ-45

Memory
64 MB RAM; 16 MB Flash ROM

Protocols
CSMA/CD Ethernet

Public Key Cryptography Algorithms
RSA--512
RSA--1024
RSA--2048

Encryption Algorithms
3DES
DES
ARC4
ARC2

Hash Algorithms
SHA1
MD5

SonicWALL OEM Agreement


SSL Rack/SSL Rack 3/6
Standards
IEEE 802.3 10Base-T Ethernet
IEEE 802.3u 100Base-TX Fast Ethernet
Data Transfer Rates
Ethernet 10Mbps (half duplex)
20Mbps (full duplex)
Fast Ethernet 100Mbps (half duplex)
200Mbps (full duplex)

Configuration Software OS Support
Windows NT 4.0; Red Hat Linux 5.0, 6.0, 6.1, 6.2

Dimensions
Length: 10. 5" Height: 1U (1.75") Width: 19"
*Length: 18.5" Height: 1U (1.75") Width 19"

Weight (Populated w/PCI insert)
6 lbs. (2.7 kg)

Port Description (Based upon 1 PCI insert Card)
Network Ports: Two 10/100Base TX
Console Port: 1 DB9 Serial Port for  SSL Rack
Console Port: 6 DB9 Serial Port for  SSL Rack 6
Failover Port: DB9 Serial Port for SSL Rack
Reset Switch: Push to reset hardware. Configuration data maintained.

Environmental Operating Range
Temperature: 0(degree)to 40(degree)C (32(degree)104(degree)F)
Humidity: 10 to 85% non-condensing
Altitude: Up to 3,048 meters (10,000 ft)

Power Requirements
Operating Voltage: 100-240 V 50-60Hz;
Consumption: 20W (SSL Rack)
Consumption: 150W (SSL Rack 6)
Power Supply: Internal redundant power supplies

Network Cabling
Cable Type: UTP Category 5 (100m)
Connector Type: RJ-45

Memory/SSL Insert Card
64 MB RAM; 16 MB Flash ROM

Protocols
CSMA/CD Ethernet

Public Key Cryptography Algorithms
RSA--512
RSA--1024
RSA--2048

Encryption Algorithms
3DES
DES

SonicWALL OEM Agreement


ARC4
ARC2

Hash Algorithms
SHA1
MD5

*SSL Rack 3/6
** SSL Rack

SonicWALL OEM Agreement

                                    EXHIBIT C

                               CISCO QUALITY PLAN

1.  PURPOSE
    -------

          This Exhibit defines Cisco's quality program requirements for an OEM Manufacturer and the OEM Manufacturer's component suppliers/manufacturing services and describes the responsibilities for Manufacturing and Repair facilities for performing manufacturing, repairs, inspecting, testing, packaging and supplying/returning products to Cisco.

2.  SCOPE
    -----

          This Exhibit describes Cisco's requirements for Product Quality Program for the manufacturing of products for Cisco. The term "quality" as used herein means conformance to the following applicable specifications:

          Description                                          Date                      Cisco Part Number
          -----------------------------------                ---------                   -----------------
          Product Specification                         (fill in as required)
          Manufacturing Test Plan                       (fill in as required)
          Specification Source Control                  (fill in as required)        95-XXX-XX Rev. XX
          Document
          Reliability Demonstration Test And            6/28/96                      700577-0000
          Ongoing Reliability Test Procedure
          Packaging Test Specification                  4/15/96                      700297-0000
          In-Bound Labeling Specification               11/24/97                     701743-0000


2.1  Objective
     ---------

               Cisco's objective is for a Supplier to deliver a product at a dock-to-stock quality level without any qualification period. The failure rate goal is less than 500 DPM (Defects per Million) per FRU (Field Replaceable Unit) for products delivered to Cisco and Cisco's customers.

2.2  Applicable Documents:
     --------------------

               ISO-9001, Revision 1994 Model for quality assurance in design/development, production, Installation and servicing.

               BABT 340 Production Quality Assurance Approval Scheme for Manufacturers of Terminal Equipment.

               ANSI/ASQC Z1.4-1993/Sampling procedures and tables for inspection by variables for ANSI/ASQC Z1.9-1993 percent defective TR-357 Component Reliability (Bellcore document) GR-78 Board Design, Fabrication, and Assembly (Bellcore document).

SonicWALL OEM Agreement


3.  PRECEDENCE OF DOCUMENTS
    -----------------------

          In event of a conflict between the terms and conditions of this Agreement, Cisco's Product Specification, and this Exhibit C, the order of precedence shall be as follows:

          (1) This Agreements,
          (2) Cisco's Product Specification
          (3) This Exhibit C

4.     ACCEPTANCE AND QUALITY SUMMARY
       ------------------------------

4.1 Supplier shall comply with all provisions of this Exhibit and the Products shall meet or exceed all quality and reliability standards of this Exhibit.

4.2 Products will be undergoing a Cisco acceptance test process or be shipped directly to customers. Any Product fails testing upon removal from its original packaging (know as a "Dead-On-Arrival (DOA)), whether discovered by Cisco or its customer, will be treated in accordance with Section 5.1 and 5.2 of the Agreement as though discovered during Cisco's acceptance test process.

4.3 If any of the products are defective in material or workmanship or are otherwise not in conformity with the Specification requirements, Cisco may either (a) reject and return the whole lot(s) for replacement or repair at the Supplier's expense in accordance with Section 5.1 and 5.2 of the Agreement, or (b) perform one hundred percent testing and retain all conforming Products and return for replace or repair the nonconforming Product at the Supplier's expense in accordance with
       Section 5.1 and 5.2 of the Agreement. All rejected/returned lots/Products must be shipped as unique lots/Products and not mixed with new material.

4.4 At Cisco's option, the Supplier will provide, at Cisco's U.S. facility, field service and/or technical personnel on-site support as required to correct defects found during the acceptance test process. Cisco and Supplier shall establish response time based on Manufacturing's requirements.

4.5 The Supplier will provide a failure analysis for all DOAs (whether in or out of warranty). The failure analysis report will contain: 1) Cisco's part number; 2) serial number; 3) reason for return; 4)failure mode; 5) cause of failure; and corrective action plan.

4.6 Supplier shall have the capability to recognize that Products returned that was previously repaired. Supplier will provide monthly repair information in format acceptable to Cisco by serial number which will indicate that the Product has been repaired multiple times.

4.7 Product returned for repair that includes a specific failure mode that can not be duplicated and passes all manufacturing test, must be processed through a more strenuous, documented test process as compared to the standard repair test process in order to duplicate failure mode. The supplier shall provide monthly repair information by serial number on the no problem founds.

SonicWALL OEM Agreement


4.8 Supplier shall notify Cisco in writing of any discrepancy from Specifications discovered by Supplier which could have a detrimental effect on previously shipped Products to Cisco. Supplier will make recommendations regarding the disposition of such previously shipped material.

5.     SUPPLIER PROCESS REQUIREMENTS
       -----------------------------

5.1    Supplier General Process Requirements
       -------------------------------------

5.1.1 Supplier shall adhere to a quality/repair plan (including a data collection/tracking/reporting system) that will enable compliance with the requirements of the terms and conditions of this Agreement. The data collection/tracking/reporting system and procedures developed by the Supplier shall be documented. Cisco will review this data collection/tracking/reporting system during the Supplier Assessment Survey.

5.1.2 The Supplier shall maintain appropriate quality systems for Product measurement and evaluation throughout the manufacturing and repair process. The quality system shall meet ISO-9001 requirements, however certification to ISO-9001 is not required, but is encouraged and is considered an advantage when selecting an OEM supplier.

5.1.3 If applicable, the Supplier Quality System must address BABT standards and testing plans.

5.1.4 Supplier is solely responsible as described in the Agreement for the quality of the Product(s) and/or components procured, manufactured, or repaired for Cisco. Approval of Supplier's manufacturing process by Cisco does not relieve Supplier of this responsibility.

5.1.5 Supplier must have the capability to manage Engineering Changes on assemblies by a change in part number for major changes and a change in revision for minor changes. No verbal changes will be authorized. All changes to the Product(s) must be according to Cisco approved documentation, either by an issued Release Change Notice (RCN), released drawing, or an approved deviation.

5.1.6 Supplier must transport all Printed Circuit Boards (PCBs) in a sealed Electric Static Discharge(ESD)protective bag with an ESD sensitive warning label affixed to the bag.

5.1.7 Specific packaging requirements for new manufacture product and repaired product will be supplied by Cisco as required by Seller. In all cases, packaging must be provided by the Supplier to enable all material arrives at Cisco undamaged.

5.2    Process Flow Charts
       -------------------

5.2.1 The Supplier shall provide a general process flowchart for the Product(s) and major subassemblies as agreed to by Cisco and Supplier identifying assembly, test, and inspection sub-processes.

5.3    Data Collection Systems
       -----------------------

5.3.1 The Data Collection System will show where failure data is collected and detailed process yields targets in Manufacturing and Repair facilities. Supplier shall provide on-going reports of current

SonicWALL OEM Agreement

       yields at Cisco's option. The yield reports will be reviewed during the Supplier Assessment Survey.


5.4    Quality Reporting on New and Field Replaceable Unit (FRU) Product
       -----------------------------------------------------------------
       Returned for Repair Service
       ---------------------------

5.4.1 Supplier shall provide a monthly repair quality report showing by Product/assembly part number the number of no problem found and a summary of the types of defects found.

5.4.2 Cisco will provide a monthly reports to showing manufacturing's/installation DOA rates and associated defect details. This information will be used to measure the effectiveness of Supplier's manufacturing and repair process.

5.4.3 For each defective unit returned to Supplier, the Supplier will provide a failure analysis report stating the cause of the failure and what was done to correct it; including a list of incorporated documented Engineering changes.

5.5    Control Of Purchases
       --------------------

5.5.1 Supplier will have a Quality Program that provides a reliable means of determining the quality and reliability levels of all purchased supplies, materials, and components used in the manufacturing and repair of Product(s). Specification verification records must be kept on each Supplier purchased or produced lot of components for one (1) year from the date of delivery.

5.5.2 In the event Supplier changes the vendor or selected source of a component used in the Manufacturing or repair of Product(s) Supplier shall collect quality/evaluation data to support and justify the change (data must show that quality levels are sustained and/or improved). The quality data will be made available to Cisco upon request. Section 5.6 and 5.7 below details what source changes require prior notification.

5.5.3 Supplier is responsible for the proper handling, packing, and storage of all materials consigned by Cisco. Suppler will be informed of special handling, packaging, and storage needs as required.

5.6    Defect Free Program/Corrective and Preventive Action
       ----------------------------------------------------

              Cisco's goal is to receive Product(s) that are defect free. Supplier shall document and implement a defect free program as part of the Manufacturing and Repair quality program which constantly reduces the defect rate of its Product(s) to a level which achieves zero defects. Cisco shall not be obligated to accept any defective Product(s)shipped by the Supplier.

5.6.1 Supplier will establish a program to insure the performance of effective corrective and preventive actions. This program will ensure that parts, components or assemblies are corrected so as to properly perform their intended function based on failure reporting and analysis information.

SonicWALL OEM Agreement


5.6.2 Supplier shall maintain records of corrective and Preventive actions indicating the frequency defect during Manufacturing and Repair of Product(s), the proposed corrective change in process, evaluation of its effectiveness, and an effective date for implementation. Such records are subject to review by Cisco.

5.7    Changes in Manufacturing and Repair Process
       -------------------------------------------

5.7.1 If the Supplier changes the fundamental Manufacturing or Repair process in such a way as to adversely affect the mechanical fit, electrical performance, serviceability, or safety requirements of such Products, the Supplier shall notify Cisco in writing within a reasonable period (no less than 30 days) prior to the effective date of the proposed change. Examples of changes which require notification include, but are not limited to, the following:

              o  Changes in major test equipment
              o  Changes in burn-in time or environment
              o  Changes in manufacturing or repair facility locations
              o  Packaging
              o  Cosmetic

           The quality/evaluation data will be submitted to Cisco for review before implementing the change.

5.8    Changes to the Product
       ----------------------

5.8.1 Supplier shall notify Cisco in writing as specified in Section 6 of this Agreement prior to implementing any of the following types of changes to the Product(s):

              o Any changes that affect the form, fit or function of the Product(s).
              o  Any change of a programmed part on the Product(s).
              o  Any change to the Product affecting clock speeds.
              o  Any change to a custom or semi-custom I.C.
              o Any change made to the Printed Circuit Board fabrication or layout.
              o  Any change to design or source of supply.

5.8.2 Documentation of any Product change made which does not apply to the above conditions shall be sent to Cisco within 30 days of implementation. This notification will include any Engineering Change Notices that improve product quality and/or reliability, except that if these changes affect form, fit, or function, that will be communicated in the timeframe specified in the preceding paragraph.

5.9    Re-Qualification
       ----------------

5.9.1 Major changes in the Manufacturing/Repair process or product construction/design will require re-qualification to the Product Specification. Cisco may require that the Supplier perform reliability tests to confirm an equivalent or improved reliability of the Product(s). Supplier shall coordinate notification of planned major changes with Cisco. At Cisco request, Supplier shall run a pilot production.

SonicWALL OEM Agreement

6.     Product Qualification Program
       -----------------------------

              Product Qualification Program describes a series of reviews and tests that the Supplier must accomplish before production shipments begin.

6.1    Manufacturing and Repair Process Qualification
       ----------------------------------------------

6.1.1 Cisco will conduct Manufacturing and Repair Process validation prior to the start of Cisco Production. The Manufacturing and Repair process validation will be accomplished by a combination of an on-site survey of like processes and evaluation of the following documentation:

              o Any Parts list, schematics, and mechanical drawings, that been released to manufacturing for production build and/or released to repair function for repair/update activities.
              o Procedures for all phases of manufacturing and repair, assembly and test of the Product(s).
              o Demonstration that test/burn-in time is adequate to eliminate residual infant mortality.
              o Yield and pareto data that will be collected at all test and inspection points.

6.2 A first article of the Product(s) including packaging and shipping labels will be inspected by Cisco before production shipment begins. The information in the Specification Source Control Document(95-XXX-XX Rev.
       XX) will be used to perform the first article inspection.

7.     Supplier Audit Programs
       -----------------------

7.1    Out of Box Audits
       -----------------

7.1.1 The Supplier shall perform Out of Box audits on each lot shipped to Cisco to meet a 99.8% acceptance rate based on ANSI/ASQC Z1.4-1993 and Z1.9-1993 at a AQL of 0.25. Any lots not meeting the 0.25 AQL will be 100% screened by Supplier to ensure their conformance to the Product Specification.

7.1.2 Any lots not meeting the 99.8% acceptance rate will be 100% screened by the supplier to ensure their conformance to the Product Specification.

7.2    On-Going Reliability Test (ORT)
       -------------------------------

7.2.1 The Supplier shall conduct on-going reliability testing in accordance with Reliability Demonstration Test and On-going Reliability Test Procedure (Part number 700577-0000) to monitor the on-going performance of the manufacturing processes to identify Suppliers manufacturing process problems at the Supplier's facility. The Product(s) used to conduct the on-going reliability test can be used to fulfill Cisco's Product(s) Purchase Orders.

7.2.2 The results of the ORT will be made available to Cisco upon request. Any failures in the ORT will be reported to Cisco along with the failure analysis and corrective action taken.

SonicWALL OEM Agreement

7.2.3 An example: To demonstrate the reliability of the board is 100,000 MTBF, Ongoing-Reliability-Testing (ORT) will be conducted. The ORT will consist of testing three (3) boards per week (a total of 168 hours) for twelve
       (12) weeks at 50 degrees (C) or thirty (30) boards total without any failures. Any resulting defective boards will be analyzed and measured to prevent further failures. The testing will continue until the 100,000 MTBF can be demonstrated using the above process. The three boards used in the ORT can be shipped to Cisco after the standard tests are conducted.

7.3    Test Equipment Calibration
       --------------------------

7.3.1 Supplier shall maintain and calibrate test equipment to a documented calibration procedure and all Calibration check must be traceable to the National Bureau of Standards or to an equivalent multinational agency. All test equipment or measuring devices not subject to periodic calibration shall be so marked, with reference to the equipment vendor specification exempting such calibration.

8.     Cisco Audit Programs
       --------------------

8.1    Discovery/Specification Conformance Testing
       -------------------------------------------

8.1.1 Cisco may conduct random audits of manufacturing and repair Product(s) prior to accepting into finished goods. This audit is a final configuration check that no product incompatibility changes have developed.

8.2    Supplier Process Audits
       -----------------------

8.2.1 Cisco may conduct quality audits at any time upon reasonable notice of Supplier's facility during normal business hours to determine Supplier's compliance with Cisco' quality requirements. These audits will include review of all aspects of the manufacturing and repair process.

8.3    Supplier Required Actions For Failure On New Manufacturer and Repaired
       ----------------------------------------------------------------------
       Product(s)
       ----------

8.3.1 If any failure occurs in Cisco's acceptance testing process or field installation of Product(s), Supplier shall analyze the root cause and take all appropriate corrective actions. If the Suppliers part(s) are determined to be the cause of the failure, Supplier shall:

              1. Provide confirmation of failure within 24 hours of receipt of failing part.
              2.  Provide root cause analysis of failure within 72 hours.
              3. Implement corrective actions to prevent recurrence of failure as necessary. Corrective actions shall be implemented as soon as possible (not to exceed 30 days) after the discovery of the failure.
              4. Supplier is required to take corrective action for non-conforming items prior to shipment of new and repaired Product(s).

8.4    Cisco Process Yield/Pareto Reports
       ----------------------------------

SonicWALL OEM Agreement


8.4.1 Cisco shall send a summary of failures in manufacturing and the field to the Supplier. The Supplier shall review the reports for any corrective action needed that has not taken place through other evaluation efforts.

       Regularly scheduled meetings will be conducted to review Supplier's progress in improving its yields. Summaries of this information will be distributed to management of both companies. Cisco will use the information as a basis for awarding future business.

SonicWALL OEM Agreement

                                    EXHIBIT D

                                PROJECT MANAGERS

Kevin Handa
SonicWALL
OEM Program Manager
408-752-7825
khanda@sonicwall.com

Tim Wilson
Cisco Systems, Inc.
Technical Program Manager
OEM Solutions
Global Supply Management
408-527-6776
timwilso@cisco.com

SonicWALL OEM Agreement

                                    EXHIBIT E

                          RESCHEDULES AND CANCELLATIONS

1.  Reschedules.  Cisco may reschedule the delivery date or modify the delivery
    -----------
locations set forth on a purchase order for all or any portion of the Products ordered provided that, (i) notice of Cisco's request to reschedule is received by Seller at least five (5) days prior to the original scheduled delivery date, and, (ii) rescheduling fees calculated as set forth in the table below shall apply:

-------------------------------- ------------------------------------------------------------------------
Number of Days before Original
Delivery Date                         Quantity Subject to Reschedule and Permitted New Delivery Date
-------------------------------- ------------------------------------------------------------------------
                                 10% of quantity ordered for delivery on original delivery date.  New
0-15 Calendar days               delivery date must be within 90 days of original scheduled delivery date
-------------------------------- ------------------------------------------------------------------------
15-30 Calendar days              15% of quantity ordered for delivery on original delivery date.  New
                                 Delivery date must be within 90 days of original scheduled delivery date
-------------------------------- ------------------------------------------------------------------------
                                 20% of quantity ordered for delivery on original delivery date.  New
31-60 Calendar days              delivery date must be within 120 days from original scheduled delivery date
-------------------------------- ------------------------------------------------------------------------
60 +  Calendar days              Unlimited
-------------------------------- ------------------------------------------------------------------------

Such reschedule may be up to 1 (one) time per Purchase Order and to a date up to 30 (thirty) days from the originally scheduled date in the purchase order, provided that, Cisco shall use its best efforts to not reschedule beyond the last day of the calendar quarter in which the originally scheduled delivery date occurred.

2.  Work Stoppage.  Cisco may, at any time prior to the Delivery Date, by a
    -------------
written order, suspend its purchase of products hereunder. Should Cisco request Supplier to stop shipment of Products, Supplier's obligations to meet delivery commitments on such "stopped" shipments shall thereafter be suspended until such time as Cisco requests Supplier to recommence shipment of Products. Cisco and Supplier shall work together to allow Supplier to resume production as soon as possible. Cisco agrees to treat any work stoppage as a reschedule if it intends to reschedule within the time period set forth above in Section 1 of this Exhibit E or cancellation if it does not reschedule the delivery of the Product shipment. In either case, the relevant provisions of this Exhibit E regarding cancellation or reschedule shall apply.

3.  Cancellation.
    ------------

    (a) Prior to the delivery of any item, Cisco, for its own convenience, may notify Seller in writing of its intent to cancel the order for Products, whereupon Seller shall cease all further work in connection with such order and invoice Cisco for the following charges and cancellation fees:

-------------------------------- ---------------------- ------------------------ ------------------------
                                   SonicWALL Finished    SonicWALL WIP based on
Number of Days before Original    Goods Based on Cisco      Cisco Orders and            Additional
Delivery Date                            Orders                 Forecast             Cancellation Fees
-------------------------------- ---------------------- ------------------------ ------------------------

0-30 Calendar days                       100%           100% Material cost and   Cost of material or
                                                        SonicWALL value add      restocking fees
-------------------------------- ---------------------- ------------------------ ------------------------
31-60 Calendar days                     100%           Material Cost Unique     Cost of material or
                                                        to Cisco Product         restocking fees
-------------------------------- ---------------------- ------------------------ ------------------------
                                                                                 Material Cost Unique
60 +                                      0%            0%                       to Cisco Product
-------------------------------- ---------------------- ------------------------ ------------------------

     (b) Prior to the delivery of any item, Cisco, for its own convenience, may notify Seller in writing of its intent to cancel the order for Products, whereupon Cisco will pay Seller the following amounts in accordance with the chart set forth above:

          (i) The price for all Products completed (which items were delivered or available for delivery at the time notice of termination was given) pursuant to the affected purchase order(s) and not previously paid for as specified in Exhibit A to the Agreement; and

          (ii) The actual, documented costs incurred by Seller related to the canceled portion of the purchase order, including, only to the extent that any components, materials and other inventory cannot be used in any of Seller's non-Cisco products or are in excess of the quantities required for Seller's own demand forecast: (i) Seller's cost of component inventory for the terminated portion of the purchase order(s), (ii) Seller's cost of work in process materials including manufacturing operations completed at the time of cancellation for the canceled portion of Cisco's purchase order, and (iii) reasonable cancellation charges incurred by Seller from component suppliers for the canceled portion of Cisco's purchase order.

     (c) Any claim for cancellation charges for such items must be submitted to Cisco in writing within thirty (30) days after receipt of Cisco's cancellation notice. Failure to submit the claim within thirty (30) working days will constitute a waiver of all claims and a release of all Cisco's liability arising out of the termination.

     (d) Upon payment of Seller's claim, Cisco shall be entitled to all work and materials fully paid for. Cisco is not responsible for any other costs or liability in connection within any cancellation.

     (e) Prior to payment under this Section, Cisco may inspect Supplier's inventory of canceled Products and audit all relevant documents.

SonicWALL OEM Agreement


     (f) Notwithstanding anything in the foregoing to the contrary, in no event shall any charge exceed the aggregate price specified in the canceled purchase order(s) less payments otherwise made or to be made. Any amounts payable for property lost, damaged, stolen or destroyed prior to delivery to Cisco will be excluded from amounts otherwise payable to Seller hereunder. THIS EXHIBIT SETS FORTH SELLER'S ENTIRE REMEDIES WITH RESPECT TO A CANCELLATION OF ANY PURCHASE ORDER OF THE AGREEMENT.

SonicWALL OEM Agreement

                                    EXHIBIT F

                               SUPPORT GUIDELINES

                                 SELLER SUPPORT
                            (Hardware with Software)

1.     SUPPORT LEVEL DEFINITIONS
       -------------------------

1.1    Level 1 Support. Level 1 Support includes the following:
       ---------------

              o Ability to provide general product information, configuration support, collection of relevant technical problem identification information, filter non-technical problems from technical problems.

1.2    Level 2 Support. Level 2 Support includes the following:
       ---------------

              o   All Level 1 support capabilities plus:

              o Ability to support problem isolation and product specification defect determination

              o   Lab simulation and interoperability testing

              o   Action plan definition

              o   Ability to analyze traces

1.3    Level 3 Support. Level 3 Support includes the following:
       ---------------

              o   Fixing Product bugs/defects or generating work-arounds;

              o Troubleshooting bugs/defects that Level 2 support is unable to bring to resolution.

2.     PROBLEM PRIORITIES DEFINITIONS
       ------------------------------

       Problem priorities shall be classified as follows:

2.1    Priority 1: Cisco's customer's production network is down, causing
       ----------
       critical impact to business operations if service is not restored quickly. No work around is available. Cisco, Cisco's customer, and Seller will commit full time resources around the clock to resolve the situation.

2.2    Priority 2: Cisco's customer's production network is severely degraded,
       ----------
       impacting significant aspects of business operations. No work-around is available. Cisco, Cisco's customer, and Seller will full time commit resources during Business Hours to resolve the situation.

2.3    Priority 3: Cisco's customer's network performance is degraded. Network
       ----------
       functionality is noticeably impaired, but most business operations continue.

2.4    Priority 4: Cisco or Cisco's customer requires information or assistance
       ----------
       on Product capabilities, installation, or configuration.

SonicWALL OEM Agreement

2.5    "Business Hours" means 6:00 a.m. to 6:00 p.m., Pacific Standard Time,
        --------------
       Monday through Friday, excluding Cisco-observed holidays.

3.     ESCALATION GUIDELINES
       ---------------------

3.1 The following table sets forth the escalation guidelines by which Seller shall address customer support problems reported by Cisco and involve its management personnel to address such problems. Priority 1 problem escalation times are measured in calendar hours, twenty-four (24) hours per day, seven (7) days per week. Priority 2, Priority 3, and Priority 4 escalation times correspond with Business Hours. The Seller manager to whom the problem is escalated will take ownership of the problem and ensure that updates are provided to the appropriate Cisco personnel. Cisco-initiated escalation's will begin at the Technical Support Group Leader level and proceed upward. This will allow those most closely associated with the support resources to correct any service problems quickly.

3.2 It is Cisco's policy to work with its customer to establish the Priority for a problem and to accept the customer's determination of the Priority. Seller shall accept the Priority designation agreed to by Cisco and Cisco's customers and communicated to Seller by Cisco. Seller will work with Cisco according to the processes and procedures contained in this Exhibit F.

       -------------------------------------------------------------------------------------------------------------
       Elapsed Time      Priority 1              Priority 2              Priority 3               Priority 4
       -------------------------------------------------------------------------------------------------------------
       1-Hour            Technical Support
                         Group Leader
       -------------------------------------------------------------------------------------------------------------
                         Technical               Technical Support
       4-Hour            Support                 Group Leader
                         Director
       -------------------------------------------------------------------------------------------------------------
       24-Hour           CTO                     Technical Support
                                                 Director
       -------------------------------------------------------------------------------------------------------------
       48-Hour           President (CEO)         CTO

       -------------------------------------------------------------------------------------------------------------
       72-Hour                                                           Technical Support
                                                                         Group Leader
       -------------------------------------------------------------------------------------------------------------
       96-Hour                                   President (CEO)         Technical Support        Technical Support
                                                                         Director                 Group Leader
       -------------------------------------------------------------------------------------------------------------

SonicWALL OEM Agreement

1.   Name: John Lasersohn
           Technical Support Group Leader
           Phone number: 408-752-7844
           Pager: 408-962-7070
           Cell Phone: N/A
           Email: johnl@sonicwall.com

2.   Name: Vinay Anne
           Technical Support Director
           Phone number: 408-752-7848
           Pager: N/A
           Cell Phone: 408-891-6878
           Email: vinay@sonicwall.com

3.   Name: Sudhakar Ravi
           Chief Technical Officer
           Phone number: 408-752-7808
           Pager: N/A
           Cell Phone: 408-472-2960
           Email: sudhakar@sonicwall.com

4.   Name: Sreekanth Ravi
           CEO
           Phone number: 408-752-7990
           Pager: N/A
           Cell Phone: 408-206-7019
           Email: sreekanth@sonicwall.com


4.     SUPPORT
       -------

4.1    Software Support.  Seller will support any release of Software for a
       ----------------
       period of thirty-six (36) months from the date of Cisco's first commercial shipment of that release, meaning that for that time period, errors in that release will be corrected either by means of a patch or correction to that release. Subject to the prior written approval of the Cisco Serviceability Design Engineer for the Software, a subsequent release may be substituted to correct an error in any Software release. Software releases shall be downward compatible. Seller shall have the capability to electronically transfer Software patches/fixes to Cisco.

4.2    Product Support.
       ---------------

4.2.1  Maintenance Modifications.  Seller shall provide Cisco, at least thirty
       -------------------------
       (30) days' advance written notification for new releases of maintenance modifications. Such modifications shall be approved by Cisco pursuant to the engineering change procedures set forth in Section [6.3] of the Agreement and shall be suitable for preparation by Cisco as Product for distribution to Cisco's customers, at Cisco's discretion. Cisco may request that Seller update all of Cisco's customer

SonicWALL OEM Agreement


       support documentation and Product inventory to incorporate modifications. In addition, if Cisco and Seller reasonably determine that a Product or the Product parts must be replaced in the field (including without limitation to rectify epidemic failure), Seller shall, at a minimum, provide retrofit kits to Cisco at no charge.

4.2.2  Repair Procedure. Seller shall continue to provide repair for Products
       ----------------
       and Product parts after expiration of the Warranty Period until product discontinuance. Repaired Products shall have a six (6) month warranty from Seller after shipment to Cisco or the remainder of the replaced Products warranty, whichever is greater. Repair is defined as repairing the part or Product and bringing it up to the current change level. Seller shall track Products returned for repair by serial number and shall ship repaired parts within five (5) days of receipt. Cisco shall pay for transportation of the repaired part back to Cisco. Each part shall be individually packaged and shall meet Cisco packaging specifications. Seller shall provide quarterly (or as agreed upon) part failure reports. The part failure reports shall include, by serial number (where possible), each part repaired, and detailed component level failure analysis with the determined failure. Seller shall use a 2-day carrier or better within the U.S. and 10-day or better internationally (if applicable).

4.2.3  Repair Charges: Without Cisco's approval, repair charges (out of
       --------------
       warranty) shall not exceed twenty-five percent (25%) of the agreed selling price for such Product to Cisco. In the event that Product repair costs are expected to exceed twenty-five percent (25%) of the agreed selling price to Cisco, Seller shall immediately contact Cisco by email for instructions.

              [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2.4  Prices for Spare Parts: Price for spare parts are reflected in Exhibit A,
       ----------------------
       Pricing, of the Agreement.


4.2.5  Emergency Part Shipment Procedure. In cases of emergency, as reasonably
       ---------------------------------
       determined by Cisco, Seller shall ship to Cisco available part(s) or a Product with overnight delivery to Cisco, freight collect, using Cisco's preferred overnight carrier.

4.2.6  Discontinued Products. Seller shall continue to provide support,
       ---------------------
       including spare parts, to Cisco for each discontinued Product for five
       (5) years after the date of such discontinuance or until termination of the Agreement, whichever date occurs first.

4.3    Customer Support. Cisco will provide Level 1 Support and Level 2 Support
       ----------------
       in the same manner that it provides such support for its other similar products. Seller will provide Level 3 Support as requested by Cisco and in accordance with the terms set forth in Exhibit A of this Agreement to Cisco by telephone and/or E-mail seven (7) days a week, twenty-four (24) hours per day, with a maximum one (1) hour telephone response time for all Priority 1 and Priority 2 problems. In the event that diagnostics and troubleshooting are required at a customer site, Cisco and Seller will provide, at their own expense, the necessary resources for problem resolution, provided that if the diagnosed problem is not a problem with the Product, Cisco shall reimburse Seller for its time and materials at Seller's then standard rate for such services. Cisco shall provide Seller

SonicWALL OEM Agreement


       feedback on any Product bug/defect and potential fixes. Seller shall use commercially reasonable efforts to resolve a Product bug/defect.

4.4    Call Flow. The typical call flow shall be as follows: Cisco's Customer
       ---------
       Response Center ("CRC") will receive the initial customer call. The CRC will open a case and forward to the appropriate Cisco Technical Assistance Center ("TAC") for Level 1 support and Level 2 support. In the event a Product problem cannot be resolved at this stage, the Product problem will be escalated to the appropriate Cisco Development Engineering group ("Cisco DE"). If a Product problem still cannot be resolved, Cisco DE shall contact Seller's Development Engineering Support Group ("Seller DE") for Level 3 support. (See appropriate Cisco and Seller contacts in Section 6 of this Exhibit F.) Seller DE may consult with Cisco DE if necessary. Seller DE will advise Cisco DE of it progress and TAC will close the case when the problem is resolved. The TAC may occasionally call Seller's Product Support Team directly for assistance in resolving a case involving a Product.

4.5    Support Prioritization and Escalation Guidelines. To ensure that all
       ------------------------------------------------
       Product problems and technical inquiries are reported in a standard format, Seller will use and comply with the problem priority definitions and escalation guidelines herein pursuant to Section 3.2. Based on the priority of a Product problem, Seller will provide to Cisco fixes or work-arounds in the following time frames:

              o Priority 1: Fix or work-around within eight (8) hours of problem report to Seller;

              o Priority 2: Fix or work-around within two (2) business days of problem report to Seller;

              o Priority 3: Fix or work-around within two (2) weeks of problem report to Seller;

              o Priority 4: Fix or work-around within one (1) month of problem report to Seller.

       For Priority 3 or Priority 4 problems, if Seller is unable to meet the time frames listed above, the Seller will provide to Cisco within that time frame, at a minimum, a plan for addressing the problem.

4.6    Support Documentation. Promptly upon Cisco's written request, Seller will
       ---------------------
       supply Cisco with appropriate technical documentation and resources that Cisco reasonably determines to be useful or necessary to perform customer support and troubleshooting or to analyze the technical benefits and risks of introducing new releases of a Product into Cisco's customer base. Such support documentation will include, without limitation: (i) Product specifications, (ii) debugging/support tools, and (iii) lists of all error messages with explanations as needed and recommended actions. Seller will regularly supply Cisco with all release notes or other documentation defining the relevant Product information, symptoms, solutions or work-arounds for Product problems. Seller will keep accurate records of Product bugs/defects and make such reports available to Cisco at least quarterly. Seller will maintain an electronic means (e.g., an FTP server) through which Cisco can obtain up-to-date information on Product bugs/defects, fixes, and code updates. During the term of this Agreement, Seller will provide such support to Cisco at no charge.

5.     Training.
       --------

SonicWALL OEM Agreement

5.1 Seller shall offer, at no cost to Cisco, prior to Seller's first commercial shipment of any major Product release and at least annually thereafter, eight (8) hours of training at the Cisco's facility in Scotts Valley, California, at mutually agreeable times. Training will include installation and configuration of Seller's device and necessary configuration for CSS 11000 product, including at least one (1) lab exercise. Seller shall deliver to Cisco a multi-media version of the training, which will be posted on Cisco's internal web-site to enable world-wide access for Product training. Any subsequent releases of Seller's Product that significantly changes the installation and configuration of Seller's Hardware or Software (at Cisco's reasonable discretion) will require subsequent training session(s) at the Seller's expense. Cisco shall bear all travel expenses for its employees during such training. Cisco may use the Seller's Products for internal diagnostics, training, and demonstration purposes at no charge.

5.2 Additional Product this training shall be offered, from time to time, upon request by Cisco at such time, place and amount as reasonably agreed to by Seller and shall also include, if necessary, compatibility issues and engineering debug capabilities. All of Seller's reasonable expenses in connection with such additional training shall be pre-approved and reimbursed by Cisco, consistent with Cisco's standard policies. Such additional training shall be offered to Cisco at a fifty percent (50%) discount off of Seller's standard end user pricing for support training.

6.     CISCO AND SELLER CONTACTS:
       -------------------------

       Cisco Contact Information
       -------------------------

       1.   Name:               Kate Pence, Serviceability Design Engineer
                                (Office) phone number: (978) 206-3048
                                (Pager) phone number: (800) 365-4578

Seller Contact Information

       1.   Name:               Vinay Anne, Director of Technical Support
                                (Office) phone number: 408-752-7848
                                (Cell) phone number: 408-891-6878


7.     SUPPORT TERM AND TERMINATION.
       ----------------------------

7.1 Unless terminated earlier as provided herein, this support exhibit shall have a term of one (1) year commencing on the Effective Date of the Agreement, unless terminated sooner by written notice given by a party pursuant to this Section. This support exhibit shall be renewed automatically for additional successive one (1) year periods, unless notice of non-renewal is given to Seller no later than sixty (60) days prior to the expiration of the initial term or then current renewal term.

SonicWALL OEM Agreement

7.2 Cisco may terminate this support exhibit at any time for its convenience, for no reason or for any reason, with thirty (30) days' written notice to Seller. In the event of such termination, Cisco shall be entitled to a prorated portion of any unused fees paid for support.

7.3 This support exhibit may be terminated by Seller or Cisco for cause pursuant to Section 13.3 of the Agreement.

7.4 In the event of any termination or expiration of the Agreement, Seller shall make available to Cisco the support reflected in this Exhibit F at Seller's prevailing rates for a minimum of two (2) years after such termination or expiration.

7.5 The terms and conditions of this Section 7 supersede any terms and conditions of the Agreement which are inconsistent with these terms and conditions.

SonicWALL OEM Agreement

                                    EXHIBIT G

                        INVENTORY AND STOCK REQUIREMENTS

1.  Buffer Inventory.  Seller shall maintain a buffer inventory as agreed upon
    ----------------
in writing by the parties (the "Buffer Inventory"). Buffer Inventory shall be managed by Seller according to the Cisco Quality Plan and on a first In, first Out basis ("FIFO"). If Cisco submits a request forty-five (45) days in advance of the need for any adjustment, Seller shall make any quantity adjustments to Buffer Inventory requested by Cisco. Cisco may, at any time after the Buffer Inventory has been established, place a purchase order for Products in Buffer Inventory (an "Expedited Purchase Order"). Expedited Purchase Orders shall clearly specify that the Products shall be taken only from the Buffer Inventory and may not cover quantities in excess of required Buffer Inventory. In such event, Seller shall be obligated to accept the Expedited Purchase Order and upon receipt thereof, Seller shall (i) draw the requisite number of Products from Buffer Inventory and (ii) deliver such Products to Cisco on the delivery date specified in the Expedited Purchase Order. Seller shall not accept Expedited Purchase Orders from Designated Third Parties unless Cisco has provided written authorization therefor. Seller shall replenish Buffer Inventory within forty-five (45) days after any depletion. Cisco reserves the right to cancel the Buffer Inventory program at any time. Upon cancellation of Buffer Inventory program or Cisco's election to substitute Product under an order in accordance with Section 1.2 of this Agreement, Seller will charge Cisco the agreed upon price in Exhibit A for Product remaining in the Buffer Inventory. Upon termination of OEM agreement, Cisco will be billed the agreed upon price in Exhibit A for remaining Product in the Buffer Inventory.

SonicWALL OEM Agreement

                                    EXHIBIT H

                           PRODUCT TESTING PROCEDURES

         Sonicwall test procedures (document part number QABTP-SSL00020)

SonicWALL OEM Agreement


                                    EXHIBIT I

                             END USER DOCUMENTATION

1.  Scope.  Seller agrees to coordinate with Cisco, per this Agreement, the
    -----
development of all related end user documentation with a Cisco "look-and-feel" (as defined below) and shall provide Cisco with such documentation on media sufficient to allow Cisco to reproduce such documentation as part of the Product pursuant to the licenses granted in this Agreement. In addition, Seller hereby grants Cisco the right to modify, make derivative works of, and incorporate into Cisco product documentation the end-user documentation provided by Seller to Cisco hereunder.

2.  Definitions.
    -----------

2.1 "Cisco look and feel" means utilizing and adhering to Cisco's then current customer documentation templates, style guide, and printing standards, as defined and specified from time to time by Cisco and as described in the OEM Development Package provided by Cisco.

2.2 "Document revision cycle" means alpha, beta, and final draft stage reviews. Cisco retains sole and final sign-off approval at the above-mentioned draft stages for all end-user documentation.

2.3 "End User Documentation" is determined by the Product and Cisco's documentation guidelines. Documentation shall include, without limitation, Cisco ____________ Install and Configuration Guide.

3.  Ownership.  Cisco shall own all right, title and interest in the end-user
    ---------
documentation (in any format or medium) with Cisco "look and feel" developed by or for Cisco pursuant to this Agreement (the "Cisco Documentation"); provided, however, that Seller retains ownership of its pre-existing standard documentation. Seller hereby assigns to Cisco all right, title and interest to the Cisco Documentation and shall execute such instruments as Cisco may reasonably may request to effect and record such assignment. Seller may not distribute the Cisco Documentation in any format or medium or for any purpose, to any third party without the prior written consent of Cisco. Seller grants Cisco the right to modify, make derivative works of, and incorporate into Cisco product documentation the end-user documentation provided by Seller to Cisco.

4.  Print Quality.  Cisco's written approval is required prior to printing any
    -------------
end-user documentation with Cisco "look-and-feel." Cisco retains the right to review and approve any print vendor selected by Seller for adherence to Cisco quality practices and competitive pricing. Cisco shall provide, at its expense, all film for four-color covers. Cisco might, at its discretion, require a first-article prior to accepting delivery of any end-user documentation.

5.  Document Revision Cycles
    ------------------------

5.1 "Document revision cycles" shall include all relevant Product enhancements, new technical information, documentation errors, and/or changes. Cisco retains sole and final draft sign-off approval.

SonicWALL OEM Agreement


5.2 Seller shall revise the end-user documentation as necessary to accurately support the Software. Seller and Cisco shall agree upon a reasonable revision cycle, determined by anticipated Software enhancements, documentation errors, and/or changes.

5.3 Seller shall issue Software release notes or errata in time to ship with each maintenance release of the Software, and provide them to Cisco.

5.4 Seller shall notify Cisco within thirty (30) days of Seller's intent to revise a document.

5.5 Document revisions shall include all relevant Software enhancements and new technical information.

5.6 Document revisions shall receive alpha, beta, and final draft reviews by Cisco. Cisco retains sole and final draft sign-off approval.

6.  Maintenance of user documentation
    ---------------------------------

6.1 Seller agrees to maintain the end-user documentation until Cisco notifies Seller it will cease distributing the particular end-user documentation.

6.2 Revise end-user documentation as necessary to accurately support the Product.

6.3  Notify Cisco within thirty (30) days of intent to revise a document.

6.4  Issue Software release notes or errata in a timely manner.

6.5  Submit document revisions for beta and final draft reviews by Cisco.

6.6  With each revision, provide Cisco electronic copies of files.

6.7  Manage the physical documentation inventory.

6.8 Maintain end-user documentation until Cisco notifies Seller it shall cease distributing the end-user documentation.

7.  Manufacture and electronic publication of user documentation
    ------------------------------------------------------------

7.1 Provide one (1) electronic copy of the End User Documentation to Cisco. Provide one (1) printed copy of each End User Documentation with each Product shipped.

SonicWALL OEM Agreement

                                    EXHIBIT J

                    TRADEMARKS AND TRADEMARK USAGE GUIDELINES

                         SonicWALL Logo Usage Guidelines
                         -------------------------------

The SonicWALL Logo

The SonicWALL logo consists of the name "SonicWALL" in the Futura Condensed Oblique typeface and stylized within a graphic arc.

How to use the SonicWALL logo

The SonicWALL logo may be used in any of the following ways. See Logo Usage Samples page for examples.

     - In two-color printing, the company name is in blue (PMS 533 C) and the arc is in red (PMS 200 C). This is the preferred usage and is presented on a white background.

     - Against a dark background, it is permissible to reverse the entire logo in a negative effect (i.e. all white).

     - Against a dark background, it is also permissible to reverse the name "SonicWALL" in white and print the arc in red.

     - If the logo appears in a single color only, it must be printed in 100% black.

Where to use the SonicWALL logo

SonicWALL reserves the right approve all uses of its logo by Cisco. Cisco Systems agrees to contact SonicWALL for pre approval of any logo usage.

Where not to use the SonicWALL logo

The logo may not appear on any materials that disparage SonicWALL, its partners, or its products or services that infringe upon any of SonicWALL's intellectual property or other rights, or that violate any state, federal, or foreign law or regulation.

Warnings Against Alteration of the logo

Cisco may not alter the SonicWALL logo in any manner by changing its typeface, font, proportions, colors, or elements. Cisco may not animate, morph, or otherwise distort the logo's perspective or two-dimensional appearance without prior approval by SonicWALL.

Trademark Notices

Whenever the SonicWALL logo is used, it must be accompanied by the following notices on all printed marketing material: (C)2001 SonicWALL, Inc. SonicWALL is a registered trademark of SonicWALL, Inc.

Review and Approval Process

As part of this OEM agreement between Cisco Systems and SonicWALL, Inc., Cisco agrees to cooperate fully with any request by SonicWALL to review any materials reflecting the logo and to promptly make any changes required by SonicWALL to conform to these guidelines.

SonicWALL OEM Agreement


Other Terms and Conditions

Cisco hereby acknowledges SonicWALL's ownership of the logo, agrees not to challenge or otherwise do any act that would impair SonicWALL's rights for the logo and further agrees not to register or otherwise attempt to obtain rights in this logo or any confusingly similar mark.

Nothing herein is intended to grant any right in the logo other than the right to use the logo in accordance with the requirements set forth herein. Cisco's license to use the logo will terminate no later than termination or expiration of this contract. Notwithstanding any other termination provision, however, SonicWALL reserves the right to take action against any use that does not conform to these requirements; that infringes on SonicWALL's intellectual property or other right; or that violates other applicable law. In any and all such cases, SonicWALL reserves the right to terminate Cisco's license to use the logo.

Modification of Guidelines

SonicWALL reserves the right to modify/change these guidelines at any point in time. Any questions regarding the proper use of the SonicWALL logo should be directed to David Pascoe, VP Marketing at dpascoe@sonicwall.com.

SonicWALL OEM Agreement


                                [BRANDING SHEET]

SonicWALL OEM Agreement

                                    EXHIBIT K

                          MANUFACTURING RIGHTS ROYALTY

For Products manufactured by Cisco after exercise of its manufacturing rights in the Agreement, Cisco shall pay Seller a royalty in US Dollars in accordance with the following schedule for all units of the Product shipped for revenue by Cisco. All royalties will be paid quarterly within forty-five (45) days following the end of each Cisco fiscal quarter.

[***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The royalty rate for any other Products will be determined in writing in advance by the parties before they shall become subject to Manufacturing Rights or the terms of Exhibit K or Exhibit L hereof.

SonicWALL OEM Agreement

                                    EXHIBIT L

                      MANUFACTURING INFORMATION AND ESCROW

1.  Manufacturing Information.  Manufacturing Information as defined in the
    -------------------------
Agreement shall include the following:


    ----------------------- ----------------------------------------------------
            Item                             Description
    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

    ----------------------- ----------------------------------------------------

2.  Manufacturing Escrow Agreement. The Manufacturing Escrow Agreement as
    ------------------------------
defined in the Agreement shall be in the following form:


                         MANUFACTURING ESCROW AGREEMENT

     This Manufacturing Escrow Agreement ("Escrow Agreement"), is entered into as of __________ ("Effective Date"), by and among Cisco Systems, Inc., a California corporation, with offices at 170 W. Tasman Drive, San Jose, CA 95134 ("Cisco"), __________, a ________ corporation, with offices at _________
("Seller"), and "_______" with offices at _________ ("Escrow Agent").


                                    RECITALS
                                    --------

     WHEREAS, Cisco and Seller have entered into that certain OEM Hardware (with Software) License and Purchase Agreement of even date herewith (the "License and Purchase Agreement") whereby Seller has and agreed to sell certain Product(s) to Cisco and its Designated Third Parties and has licensed to Cisco certain Software;

     WHEREAS, Seller desires to provide assurance to Cisco that Cisco can manufacture the Product(s) and use and distribute the Software as licensed under the License and Purchase Agreement by providing Cisco with all of the materials identified in Attachment A hereto (collectively referred to as the "Escrow Materials"), pursuant to the release conditions set forth herein;

SonicWALL OEM Agreement


     WHEREAS, Seller desires to enter into an escrow arrangement with Cisco to provide for the deposit of the Escrow Materials and related documentation to be held by Escrow Agent pursuant to all of the terms and conditions of this Escrow Agreement;

     WHEREAS, Escrow Agent is willing to act as escrow agent for Cisco and Seller on the terms and conditions set forth herein;

     WHEREAS, Cisco and Seller desire this Escrow Agreement to be supplementary to the License and Purchase Agreement pursuant to 11 U.S.C. Section 365(n); and

     WHEREAS, all capitalized terms not defined herein shall have the meanings set forth in the License and Purchase Agreement.


                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS AND CONDITIONS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.     Appointment. Cisco and Seller hereby appoint Escrow Agent as the escrow
       -----------
       holder under this Escrow Agreement, and Escrow Agent accepts such appointment on the terms and conditions set forth herein.

2.     Deposit of Escrow Materials. Seller shall deposit with Escrow Agent,
       ---------------------------
       within five (5) business days after execution of this Escrow Agreement one (1) complete copy of the Escrow Materials. Seller further agrees to deposit as part of the Escrow Materials one (1) complete copy of all Software updates, error corrections, enhancements and modifications (collectively, "Updates") within fifteen (15) days after Seller provides such Updates to Cisco in accordance with the License and Purchase Agreement. After providing written notice to Seller, Cisco may request that Escrow Agent inspect the Escrow Materials deposited by Seller with Escrow Agent for the sole purpose of determining the existence and completeness of the deposited Escrow Materials; provided, however, that such inspection must be conducted on or at Escrow Agent's premises and in the presence of a Seller representative. Seller shall use its diligent efforts to make such representative available to facilitate any inspection requested by Cisco hereunder. Cisco shall have no right to be present at such inspections.

3.     Purpose. The Escrow Materials shall constitute a reserve to be made
       -------
       available to Cisco, under the terms of this Escrow Agreement, only upon the occurrence of one of the events set forth herein. Cisco's use of the Escrow Materials released pursuant to this Agreement shall be as set forth in Section 5 below. Escrow Agent shall hold and dispose of the Escrow Materials only in accordance with the terms of this Escrow Agreement and the License and Purchase Agreement.

       Seller hereby transfers title to the tangible embodiments of the Escrow Materials to the Escrow Agent; provided, however, that: (i) the Escrow Agent shall hold the Escrow Materials subject to all terms of this Escrow Agreement; (ii) the Escrow Agent shall not acquire any right or interest in any of the Intellectual Property Rights embodied in the Escrow Materials; and (iii) upon return to Seller of the Escrow Materials in accordance with the terms of this Escrow Agreement, the Escrow Agent shall reconvey title thereto to Seller.

SonicWALL OEM Agreement


4.     Releasing Events. The deposited Escrow Materials will be delivered to
       ----------------
       Cisco by Escrow Agent upon the earliest of one of the events set forth in Sections 10.1 of the License and Purchase Agreement, the terms of such Sections being incorporated herein by reference.

5.     Use of Escrow Materials. Seller hereby grants Cisco a worldwide,
       -----------------------
       nonexclusive, nontransferable, irrevocable right and license to use the Escrowed Materials in connection with Cisco's Manufacturing Rights and Cisco's continued marketing, distribution and support of the Products pursuant to Section 2 of the License and Purchase Agreement (collectively "Escrow License Rights"), which Cisco may exercise at any time upon the occurrence of any of the events set forth in paragraph 4.

6.     Escrow Release. Subject to the provisions of Sections 7, 8, and 9 below,
       --------------
       Escrow Agent shall be authorized to release the Escrow Materials to Cisco upon receiving written authorization from Cisco certifying that Cisco is entitled to the Escrow Materials (the "Notice") pursuant to Section 4 above. Cisco will include specific instructions to the Escrow Agent for this delivery.

7.     Counternotice. Within three (3) business days after receipt of the
       -------------
       Notice, Escrow Agent shall deliver to Seller a copy of the Notice and shall confirm such delivery in writing to Cisco. If Escrow Agent, within five (5) business days after delivery of the Notice by Escrow Agent to Seller, does not receive (a) a written statement from Cisco withdrawing such notice, or (b) a counternotice from Seller detailing the circumstances which it believes indicate that the release conditions specified by Cisco did not occur ("Counternotice"), then Escrow Agent shall promptly deliver the Escrow Materials to Cisco.

8.     Disputed Notice. If Seller disputes the existence of the conditions upon
       ---------------
       which the Notice is based, then Seller shall, within five (5) business days following its receipt of Notice, submit a Counternotice to Escrow Agent. If the Counternotice is received by Escrow Agent before the close of business on the fifth (5th) business day following receipt of the Notice by Seller, then Escrow Agent shall, within three (3) business days after receipt of the Counternotice, serve a copy of the Counternotice on Cisco and withhold delivery of the Escrow Materials pending receipt of
       (a) a decision evidencing the outcome of the arbitration provided for in
       Section 9 below, or (b) other written instructions signed by both Seller and Cisco. Upon receipt of said decision or other instruction, Escrow Agent shall deliver a copy of the Escrow Materials only in accordance with the decision or instruction.

9.     Arbitration.
       -----------

          (a) Seller and Cisco agree that, if the Counternotice is given by Seller pursuant to Section 7 above, then the parties shall submit the dispute to expedited binding arbitration in Santa Clara County, California, under the Commercial Arbitration Rules of the American Arbitration Association (AAA) by one (1) arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The sole question before the arbitrator shall be whether there existed, at the time Cisco transmitted the Notice to Escrow Agent, the conditions permitting release of the Escrow Materials. The parties agree that the decision of the arbitrator shall be final and binding and that this decision shall be immediately delivered to the parties to the arbitration and to Escrow Agent. If the arbitrator finds that the Notice was properly given by Cisco, then Escrow

SonicWALL OEM Agreement


       Agent shall promptly deliver the Escrow Materials to Cisco. If the arbitrator finds to the contrary, then Escrow Agent shall not release the Escrow Materials. All fees and charges by the American Arbitration Association shall be paid by the nonprevailing party in the arbitration. Additionally, the prevailing party in any legal action brought by one party against the other and arising out of this Agreement will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including reasonable attorneys' fees. All costs of the arbitration incurred by Escrow Agent, including reasonable attorney's fees and costs shall be paid by the party which does not prevail in the arbitration or as otherwise agreed to by the Seller and Cisco.

          (b) Except with regard to matters involving equitable remedies, any dispute or claim arising out of or in connection with this Escrow Agreement will be finally settled by expedited binding arbitration in Santa Clara County, California under the rules of the AAA as set forth in Section 9(a) above. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

10.    Termination. This Escrow Agreement and the escrow established pursuant to
       -----------
       this Escrow Agreement shall terminate upon (a) notice of such termination by Cisco, or (b) three (3) years after the termination of the License and Purchase Agreement, and all materials comprising the Escrow Materials shall thereupon be returned to Seller. Cisco shall notify Escrow Agent upon termination of this Escrow Agreement or the License and Purchase Agreement.

11.    Notices.
       -------

11.1   No Liability. It is agreed that Escrow Agent will incur no liability for
       ------------
       acting upon any instruction, notice, direction or other document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the person or persons authorized to perform such act under the terms of this Escrow Agreement.

11.2   Delivery. All notices, instructions, deliveries and other communications
       --------
       required or permitted t o be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when personally delivered, when sent by facsimile, telex, or telegram, or (3) days after mailing if mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

       To Escrow Agent:    To the address first set forth above, and to the
                           attention of the person signing this Escrow
                           Agreement on behalf of Escrow Agent.

       To Seller:          To the address first set forth above.

       To Cisco:           To the address first set forth above.

       or to such other name or address as Escrow Agent, Seller or Cisco, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

SonicWALL OEM Agreement


12.    Liability of Escrow Agent. The duties and obligations of Escrow Agent
       -------------------------
       shall be determined solely by the express provisions of this Escrow Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. In the event of any controversy hereunder or with respect to any questions as to the construction of this Escrow Agreement or any action to be taken by Escrow Agent, Escrow Agent may, at its expense, consult with counsel selected and employed by it, and Escrow Agent shall incur no liability for any action taken or suffered in good faith in accordance with the good faith opinion of such counsel. Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Seller, Cisco or anyone else to perform or comply with any of the provisions of this Escrow Agreement. Except for intentional misrepresentation, gross negligence or intentional misconduct, Escrow Agent shall not be liable to Seller or Cisco for any act or failure to act by Escrow Agent in connection with this Agreement. Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

13.    Governing Law. This Escrow Agreement will be governed by the laws of the
       -------------
       State of California without reference to conflict of laws principles.

14.    Entire Agreement. This Escrow Agreement and the License and Purchase
       ----------------
       Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified, or terminated orally.

15.    Validity. No action taken by Escrow Agent in accordance with the terms
       --------
       and provisions hereof shall be deemed to constitute a representation of Escrow Agent as to the validity or value of any documents or instructions held by, or delivered to, it.

16.    Resignation/Replacement.
       -----------------------

16.1   Resignation. Upon sixty (60) days' prior written notice given to Seller
       -----------
       and Cisco, Escrow Agent may resign. Within fifteen (15) days after the giving of such notice, Seller and Cisco shall mutually designate a successor escrow agent. Such successor escrow agent shall be bound by the terms and provisions of this Escrow Agreement. In the event that no such agreement is reached within such fifteen (15) day period, Escrow Agent shall continue to hold the Escrow Materials then held by it until a successor can be found. Escrow Agent shall cooperate with its successor in order to effectuate the transfer of its duties to the successor escrow agent.

16.2   Replacement. Upon ninety (90) days' written notice, Seller and Cisco may
       -----------
       replace Escrow Agent with a successor, who shall replace Escrow Agent and be bound by all the terms and conditions of this Escrow Agreement.

17.    Fees and Expenses. Cisco shall pay the fees of Escrow Agent for its
       -----------------
       services hereunder during the term of this Escrow Agreement. Such fees shall consist of initiation fees, periodic escrow maintenance charges, at Escrow Agent's standard rates, fees charged for carrying out its duties hereunder. Escrow Agent's current schedule of fees for the first year of this Agreement is attached hereto as Attachment B. Escrow Agent shall have no obligations under this Agreement until the initial invoice has been paid in full.

18.    Indemnification. Seller and Cisco jointly and severally agree to
       ---------------
       indemnify Escrow from and against any and all third party liabilities, claims, suits and other proceedings, all judgments and

SonicWALL OEM Agreement

       other awards against Escrow Agent in connection herewith, and all costs and expenses incurred in connection with the defense thereof, in each case which may be imposed on, or incurred by, or asserted against, Escrow Agent in any way relating to, or arising out of, this Escrow Agreement, or any action taken or omitted by Escrow Agent under this Escrow Agreement, provided that neither Seller nor Cisco shall be liable for that portion of any such indemnification amount resulting from Escrow Agent's gross negligence or willful misconduct or violation by Escrow Agent of any terms or provisions of this Escrow Agreement.

19.    Limitation of Liability. Except for intentional misrepresentation, gross
       -----------------------
       negligence or intentional misconduct, Escrow Agent shall not be liable to Cisco or Seller for any act, or failure to act, by Escrow Agent in connection with this Agreement. Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

20.    Counterparts. This Escrow Agreement may be executed in two or more
       ------------
       counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

21.    Modification. No modifications to this Escrow Agreement, nor any waiver
       ------------
       of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

SonicWALL OEM Agreement


     IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Escrow Agreement as of the date set forth above.

CISCO SYSTEMS, INC.
                                           -------------------------------------
                                           "Seller"

By:                                        By:
   ----------------------------------         ----------------------------------

Name:                                      Name:
     --------------------------------           --------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

Date:                                      Date:
     --------------------------------           --------------------------------


-------------------------------------
"Escrow Agent"

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------

SonicWALL OEM Agreement

                                    EXHIBIT M

                            NON-DISCLOSURE AGREEMENT

     This Non-Disclosure Agreement ("Agreement") is entered into as of the date last written below between Cisco Systems, Inc. a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134-1706 (and its wholly owned subsidiaries), ("Cisco") and __________________ _____________________________________________________, a _______________________
____________________________________ corporation having its principal place of business at ___________________________________________________________________.

     In consideration of the mutual promises and covenants contained in this Agreement and the disclosure of confidential information to each other, the parties to this Agreement agree as follows:

1. DEFINITION. "Confidential Information" means the terms and conditions of this Agreement, the existence of the discussions between the parties, the information described in Section 2 below, and any other information concerning the Purpose defined below, including but not limited to, information regarding each party's product plans, product designs, product costs, product prices, finances, marketing plans, business opportunities, personnel, research and development activities, know-how and pre-release products; provided that information disclosed by the disclosing party ("Disclosing Party") in written or other tangible form will be considered Confidential Information by the receiving party ("Receiving Party") only if such information is conspicuously designated as "Confidential," "Proprietary" or a similar legend. Information disclosed orally shall only be considered Confidential Information if: (i) identified as confidential, proprietary or the like at the time of disclosure, and (ii) confirmed in writing within thirty (30) days of disclosure. Confidential Information disclosed to the Receiving Party by any affiliate or agent of the Disclosing Party is subject to this Agreement.

2. DESCRIPTION. The Confidential Information to be disclosed under this Agreement is described as follows:

Cisco:  Cisco
             -------------------------------------------------------------------

[Other party: ("Party")]
                        --------------------------------------------------------

3. PURPOSE. The Receiving Party may use the Confidential Information solely for the purpose of ("Purpose"):

Cisco:
      --------------------------------------------------------------------------

[Other party:]
              ------------------------------------------------------------------

4. DISCLOSURE. The Receiving Party shall not disclose the Confidential Information to any third party other than employees and contractors of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the

SonicWALL OEM Agreement

Purpose authorized above. The Receiving Party shall have entered into non-disclosure agreements with such employees and contractors having obligations of confidentiality as strict as those herein prior to disclosure to such employees and contractors to assure against unauthorized use or disclosure.

5. EXCEPTIONS TO CONFIDENTIAL INFORMATION. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale without breach of any contractual obligations; and
(vi) is transmitted by a party after receiving written notification from the other party that it does not desire to receive any further Confidential Information. Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such disclosure or obtain a protective order.

6. RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon written demand by the Disclosing Party, the Receiving Party shall: (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

7. INDEPENDENT DEVELOPMENT AND RESIDUALS. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to develop independently or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

8. NO LICENSES. Each party shall retain all right, title and interest to such party's Confidential Information. No license under any trademark, patent or copyright, or application for same which are now or thereafter may be obtained by such party is either granted or implied by the disclosure of Confidential Information.

SonicWALL OEM Agreement

9. DISCLAIMER. CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.

None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights, any right of privacy, or any rights of third persons.

10. EXPORT. The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States authorizations or licenses.

11. TERM. This Agreement shall continue from the date last written below until terminated by either party by giving thirty (30) days written notice to the other party of its intent to terminate this Agreement. Notwithstanding such termination, the obligations of the Receiving Party concerning confidentiality shall terminate five (5) years following receipt of the Confidential Information.

12. GENERAL. Each party acknowledges that monetary remedies may be inadequate to protect Confidential Information and that injunctive relief may be appropriate to protect such Confidential Information.

     The Receiving Party shall not reverse-engineer, decompile, or disassemble any software or hardware disclosed to it under this Agreement and shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.

     The parties hereto are independent contractors. Neither this Agreement nor any right granted hereunder shall be assignable or otherwise transferable.

     If any term of this Agreement shall be held to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

     This Agreement may be modified only by a writing signed by both parties.

     This Agreement shall be construed in accordance with the laws of the State of California.

     This Agreement represents the entire agreement of the parties hereto pertaining to the subject matter of this Agreement, and supersedes any and all prior oral discussions and/or written correspondence or agreements between the parties with respect thereto.

SonicWALL OEM Agreement


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

CISCO SYSTEMS, INC.
                                           -------------------------------------

By                                         By
   ------------------------------------       ----------------------------------

Name                                       Name
    -----------------------------------        ---------------------------------

Title                                      Title
      ---------------------------------         --------------------------------

Date                                       Date
    -----------------------------------         --------------------------------

SonicWALL OEM Agreement

                                    EXHIBIT N

                                     PARTIES
                                     -------

     [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.